UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BERRY CORPORATION (bry)
(Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF BERRY CORPORATION (BRY)
TO BE HELD ON May 19, 2021

To the Valued Stockholders of Berry Corporation (bry):
The 2021 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of Berry Corporation (bry) (the “Company”) will be held online at www.virtualshareholdermeeting.com/BRY2021 on May 19, 2021 at 10:00 A.M. CDT with log-in beginning at 9:45 A.M. CDT on that date. Due to ongoing restrictions and public health concerns from the novel coronavirus COVID-19 pandemic, and out of an abundance of caution to ensure the health and well-being of our employees and stockholders, the Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. Even though our meeting is being held virtually, stockholders will still have the ability to fully participate in the Annual Meeting, including the ability to ask questions during the meeting.
The Annual Meeting is being held for the following purposes:
1.To elect the six director nominees named in the accompanying Proxy Statement to serve until the 2022 Annual Meeting of Stockholders or until the earlier of such director's death, resignation, retirement, disqualification or removal; and
2.To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.
These proposals are further described in the accompanying Proxy Statement, which is being provided to you by the Company's Board of Directors (the “Board”) in connection with the Company's solicitation of proxies to be voted during the Annual Meeting. We will also transact such other business, and consider and take action, as appropriate, on such other matters that may properly come before the Annual Meeting.
The Board fixed the close of business on March 22, 2021, as the record date for determining the stockholders that have the right to receive notice of, attend and participate, and vote during the Annual Meeting. The Annual Meeting is expected to begin promptly at 10:00 A.M. CDT. If you plan to attend the Annual Meeting online, you must register in advance at www.virtualshareholdermeeting.com/BRY2021 no later than 5:00 P.M. EDT on May 18, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions during the meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. You will be able to listen, vote, and submit questions from any remote location that has Internet connectivity.
Your vote is important to us. Regardless of whether you plan to participate in the virtual Annual Meeting, we hope you will vote as soon as possible. In advance of the Annual Meeting, you may vote your shares online (www.proxyvote.com), by telephone (1-800-690-6903), or by mailing your proxy card in the pre-addressed envelope you will receive if you request printed materials. You may also vote during the Annual Meeting, even if you previously submitted your vote. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. Please see the Proxy Statement for additional instructions on how to vote and attend the Annual Meeting online. Stockholders are being notified of the Proxy Statement and the form of proxy beginning April 5, 2021.
IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF BERRY CORPORATION (BRY) TO BE HELD ON May 19, 2021

The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, proxy card and our 2020 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020) are available free of charge on our website at www.bry.com and www.proxyvote.com.
On behalf of the Company and the Board, thank you for your continued support.
By Order of the Board of Directors,

Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary
April 5, 2021

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BERRY CORPORATION (bry)
16000 N. Dallas Pkwy. Suite 500
Dallas, Texas 75248

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
These proxy materials are being furnished to you by the Board of Directors (the “Board”) of Berry Corporation (bry), a Delaware corporation, in connection with the solicitation of proxies for our 2021 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”), to be held online at www.virtualshareholdermeeting.com/BRY2021 on May 19, 2021 at 10:00 A.M. CDT with log-in beginning at 9:45 A.M. CDT that day. The Annual Meeting is being held for the purposes summarized in the accompanying Notice of Annual Meeting of Stockholders and detailed in this Proxy Statement.
Due to ongoing restrictions and health and safety concerns from the novel coronavirus COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting, conducted via an online audio webcast; we will not have a physical meeting location. If you plan to participate in the virtual Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/BRY2021 no later than 5:00 P.M. EDT on May 18, 2021. Stockholders will be able to listen, vote, and submit questions from any remote location that has Internet connectivity.
The Notice of Annual Meeting of Stockholders, this Proxy Statement, a proxy card and our 2020 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020) (collectively, the “Proxy Materials”) have been first made available to our stockholders beginning on April 5, 2021; stockholders are being notified of the Proxy Statement and the form of proxy via mailing of the Notice of Annual Meeting of Stockholders beginning April 5, 2021. The Proxy Materials are available free of charge on our website at www.bry.com and www.proxyvote.com.
We are using a U.S. Securities and Exchange Commission (“SEC”) rule that allows us to use the Internet as the primary means of furnishing the Proxy Materials to stockholders. You may follow the instructions in this Proxy Statement to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of electronic proxy materials to help reduce the environmental impact, as well as the costs, of our annual meetings of stockholders.
Except as noted or as the context requires otherwise, when we use the terms “we,” “us,” “our,” “Berry” or the “Company,” or similar words in this Proxy Statement we are referring to Berry Corporation (bry) together with its subsidiary, Berry Petroleum Company, LLC, as applicable.

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PROXY HIGHLIGHTS
You have received these Proxy Materials because the Board is soliciting your proxy to vote your shares during the 2021 Annual Meeting. This Proxy Statement includes information that Berry is required to provide you under the SEC rules and is designed to assist you in voting your shares.
The following is a summary of certain information that is detailed elsewhere in this Proxy Statement; please note, however, that this summary does not contain all the information you should consider in voting your shares. For additional information about the highlights provided here, please see the following sections provided elsewhere in this Proxy Statement:
•“About the Annual Meeting” for additional information about the Annual Meeting, the Proxy Materials and how to vote your shares.
•“About Berry” for additional information about our business.
•“Corporate Governance” for additional information about our corporate governance program.
•“Social Responsibility and ESG” for additional information about our goals and commitments with respect to important Environmental, Social and Governance (“ESG”) matters, including how we manage ESG risks and opportunities and engage with stakeholders on these important matters.
We urge you to read this Proxy Statement in its entirety, together with our 2020 Annual Report to Stockholders which is part of these Proxy Materials, prior to voting.
Annual Meeting Information

2021 Annual Meeting of Stockholders

Date & Time:	Tuesday, May 19, 2021 at 10:00 A.M. CDT (log-in begins at 9:45 A.M. CDT)
Location:	Virtually via the Internet at www.virtualshareholdermeeting.com/BRY2021
Record Date:	March 22, 2021
Due to ongoing restrictions and health and safety concerns from the COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/BRY2021, where you will be able to vote electronically and submit questions.
In order to participate in the Annual Meeting, including to listen, vote and/or submit questions, you must register in advance at www.virtualshareholdermeeting.com/BRY2021 no later than 5:00 P.M. EDT on May 18, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions during the meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. If you are a beneficial holder, the pre-registration process will instruct you on how to access a legal proxy if you want to be able to vote during the Annual Meeting.
Stockholders have multiple opportunities to submit questions for the Annual Meeting, including submitting questions in advance (through the registration process) or live during the Annual Meeting. To the extent material to investors generally, we will publish questions received by stockholders in connection with the Annual Meeting and the answers following the meeting. We also offer live technical support for all stockholders attending the meeting. We currently intend to resume holding in-person meetings for our 2022 annual meeting and thereafter, assuming normal circumstances.

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Voting Information
The Board is asking you to take the following actions during the Annual Meeting:

Proposals		Required Vote	The Board's Recommendation

1	Elect the six director nominees named in the Proxy Materials, each to serve a one-year term: •Arthur "Trem" Smith •Cary Baetz •Brent Buckley •Renée Hornbaker •Anne Mariucci •Don Paul	Plurality of Votes Cast For Each Nominee	Vote FOR
2	Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021	Majority of Votes Cast Affirmatively or Negatively	Vote FOR
Your vote is important. On April 5, 2021, we expect to begin delivering a Notice of Internet Availability of Proxy Materials and/or Proxy Materials to all Berry stockholders of record at the close of business on March 22, 2021, which is the Record Date set by the Board for the Annual Meeting. As a stockholder, you are entitled to one vote for each share of common stock you held on the Record Date.
You can vote in any of the following ways:

How to Vote

: Online	www.proxyvote.com (Must vote by 11:59 P.M. ET on May 18, 2021)
) Call Toll-Free	1-800-690-6903 (Must vote by 11:59 P.M. ET on May 18, 2021)
* By Mail	Follow the instructions on your proxy card we have provided you
? During the Annual Meeting
Go to www.virtualshareholdermeeting.com/BRY2021
If you are a beneficial holder, the pre-registration process will instruct you on how to access a legal proxy if you want to be able to vote during the Annual Meeting. To attend the Annual Meeting you must register on the same website by 5:00 P.M. EDT on May 18, 2021.

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2020 Company Highlights and Recent Events
Our strategy is focused on creating long-term stockholder value by generating Levered Free Cash Flow(1) to fund our operations, optimizing capital efficiency, and returning capital to stockholders, while maintaining a low leverage profile and focusing on attractive organic and strategic growth through commodity price cycles. One of our core financial tenants has always been to live out of Levered Free Cash(1) flow while protecting our base production. 2020 was a year unlike any other as we faced numerous challenges, including the economic issues spurred by the COVID-19 pandemic and the OPEC+ created oversupply, as well as a fraught political environment. Nonetheless, in 2020, our flexible business model was validated by our performance and the results we delivered during unprecedented conditions and in spite of significant, ever-evolving challenges. In the spring of 2020, we planned for a two-year down-cycle in our industry and immediately began to cut costs and reduce planned capital expenditures in an effort to preserve cash for 2021. We adeptly improved our hedge position before prices plummeted, lowered our costs, and maximized our cash position to weather the volatile environment that was 2020. Highlights of our 2020 financial and operational results include:
•Generated $131 million in Levered Free Cash Flow(1)
•Ended the year with a cash balance of $80 million
•Generated Adjusted EBITDA(1) of $244 million
•Reduced 2020 Operating Expenses(2) by $1.81/Boe
•Increased California oil production more than 1% from 2019 volumes
•Generated total oil production of 25,000 Boe/d, comprising 88% of total production
•Limited capital expenditures to $69 million, approximately 96% of which was directed to California assets, to conserve cash
__________
(1) Please see “Non-GAAP Financial Measures and Reconciliations” for the definitions of these non-GAAP financial measures, reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP and more information.
(2) Operating Expenses is defined as lease operating expenses, electricity generation expenses, transportation expenses, and marketing expenses, offset by the third-party revenues generated by electricity, transportation and marketing activities, as well as the effect of derivative settlements (received or paid) for gas purchases.
We committed to all stakeholders that we would enter 2021 in a strong position poised for growth and we did. For 2021, we are in an excellent position to manage our development plans and we plan to utilize our proven financial formula of operating within our Levered Free Cash Flow and returning capital to our shareholders. In February 2021, we announced that our Board of Directors approved a first quarter dividend of $0.04 per share, based on the improving price environment, our growing confidence in the business fundamentals for oil and our strong liquidity position.
Corporate Governance Highlights
We have adopted corporate policies and practices, including those highlighted below, that promote the effective functioning of our Company to maximize long-term stockholder value; reinforce Berry’s culture of accountability, ownership, communication, leadership and entrepreneurship, and ensure that our Company is managed with integrity and in the best interest of our stockholders. All of our directors, officers and employees must adhere to ethical business practices and fully comply with our corporate policies and procedures, as well as applicable laws and regulations. Additional discussion of our corporate governance program can be found in the “Corporate Governance” section of this Proxy Statement.

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Board Excellence

•Annual Elections for Directors (Board is not classified).
•Majority voting standard for contested elections of directors.
•Director Resignation Policy that requires any director nominee who receives fewer favorable than unfavorable votes to promptly tender their resignation.
•5 of 7 current directors are independent (above the NASDAQ requirement for a majority to be independent).
•Lead Independent Director, with meaningful authority, duties and responsibilities prescribed in the Corporate Governance Guidelines.
•Independent directors meet regularly in executive session following Board, as well as Committee meetings.
•Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees; each member of the Audit Committee meets the heightened independence standards for audit committee members and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the applicable SEC and NASDAQ rules.
•Commitment to boardroom diversity underscored by voluntary commitment to seek compliance with the California legal requirements for Company's headquartered in California: at least (i) three female members by the end of 2021 and (ii) two members from underrepresented communities by the end of 2022.

•Each standing committee operates under a written charter that has been approved by the Board and is publicly available; among other matters, each committee has the authority to retain independent advisors.
•On an annual basis, the full Board and each committee undertakes a self-assessment of its performance and effectiveness; each committee also reviews its charters and the corporate governance policies, procedures and practices that are within its scope of responsibilities.
•The Board of Directors conducts an annual performance review of our executive team, including the CEO, and periodically reviews succession planning for the CEO and senior management.
•No outside director sits on more than 3 other public company boards and our Board Chair and CEO sits on no other public company boards. Our Corporate Governance Guidelines restrict directors from serving on more than four other public company boards and Audit Committee Charter restricts members from serving on the audit committees of more than two other public company boards.
•The Board of Directors oversees bry's ESG goals as part of its oversight of our corporate strategy and risk management. The Nominating and Governance, Compensation, and Audit Committees assist the Board in discharging its oversight of our programs and practices to address ESG matters and actively monitor our ESG strategy and performance, including capitalizing on opportunities aligned with our commitments and managing the related risks, as well as our reporting on such matters.
•The Compensation Committee has oversight responsibility with respect to the Company’s human capital management efforts, including our employment and compensation policies, programs, processes and practices designed to support our workforce diversity, equity and inclusion goals.

Stockholder Rights

•Permit stockholders holding at least 25% of our outstanding voting stock to call a special meeting.	•Permit stockholders to act by written consent. •No stockholder rights plan (known as a poison pill) in effect.

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Long-Term Stockholder Alignment

•Meaningful stock ownership guidelines and holding requirements for executive officers and non-employee directors that require ownership of the Company's stock with an aggregate value equal to or in excess of the value of (i) five times annual base salary for the CEO, (ii) three times annual base salary for other executives, and (iii) five times the annual cash retainer for Board service for all non-employee directors (other than Mr. Buckley, whose employer is one of our largest stockholders). Such persons have five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such person assumes the role requiring ownership under the guidelines. Until compliant, the covered persons are prohibited from selling or transferring any stock acquired through the annual long-term incentive awards or equity retainer grant, as applicable, subject to certain limited exceptions.
•Prohibition on short sales, transactions in derivatives, holding in margin accounts, pledging as collateral, and hedging transactions involving our stock by all of our employees, officers and directors.

•Compensation Recoupment and Clawback policy provides for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards in the event of a restatement of our financial statements due to fraud or misconduct by our executive officers.
•No repricing of options or equity awards.
•Insider Trading Policy also prohibit employees, officers and directors from holding our stock in margin accounts, pledging our stock as collateral or entering into hedging transactions for Company stock.
•No excessive or single-trigger cash change in control payments.
•Pay for performance culture with executive compensation pay mix primarily at-risk (over 90%) and long-term, and the majority performance-based (approximately 75%), with no guaranteed or uncapped incentives
•Incentive plans designed to motivate actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential rewards, without motivating activities that create excessive or inappropriate risks for the Company.

2019 marked our first full year as a public company and in 2020 we further demonstrated our commitment to continuous improvement and best practices. The Board has committed to routinely, and at least annually, review our corporate governance program (specifically including but not limited to standing policies and practices), as well as our charter and bylaws. In doing so, the Board carefully considers, among other matters, all areas of our governance structure that impact stockholder rights and may seek to engage with our stockholders to understand their views on these important governance matters. In addition to those listed above, key governance enhancements that have been implemented since our 2018 initial public offering ("IPO") to date include:
1.Demonstrated our commitment to diversity with the addition of a second exceptional female director in January 2021; the the Board is now approximately 30% female and at least one member represents an underrepresented community.
2.Amended our Corporate Governance Guidelines, as well as the Charter of the Nominating and Governance Committee where applicable, to commit affirmatively that gender and ethnically diverse candidates will be included in director searches, as well as affirmatively prescribe a meaningful performance evaluation process for the Board, its committees and its members, and emphasize our commitment to stockholder engagement.
3.Amended our Code of Conduct and Ethics to, among other things, emphasize our commitment to diversity, inclusion, equality, safety, non-discrimination, social justice, unionization and labor rights, human rights and environmental, health and safety. We also enhanced and clarified existing obligations with respect to conflicts of interests and affirmatively stated our expectations for our business partners to adhere to the same high standards of ethical conduct and demonstrate their shared commitment to doing the right thing.

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4.Adopted a Supplier Code of Conduct that outlines the expectations we have for the suppliers and contractors with whom we partner, in keeping with the Code of Conduct and Ethics. The Supplier Code of Conduct provides the foundation for our procurement policies, guidelines and practices, as well as our ongoing evaluation of our suppliers and contractors. We do not make compromises in these areas and we expect our suppliers and contractors to always adhere to the letter, spirit and intent of these expectations and values
5.Amended the Charter of the Compensation Committee to emphasize our commitment to diversity, inclusion and equality and the oversight responsibility of the Compensation Committee for the Company's programs, policies and practices related to the management of our people.
6.Demonstrated our commitment to engaging with our stakeholders on the significant issues that matter to them, most importantly including YOU, our valued stockholders, by establishing a more direct path for any stakeholder to reach out to the Company’s stakeholder engagement team. In addition to emailing StakeholderEngagement@bry.com, any stockholder can send communications for the Board (including the Board Chair, the Lead Independent Director, any committee chair and/or any Board member) to the following address: Berry Corporation (bry), Attention: General Counsel and Corporate Secretary, 16000 N. Dallas Pkwy, Suite 500, Dallas, Texas 75248.
Social Responsibility and ESG Highlights
CORE VALUES

At Berry, our commitment to social responsibility means conducting our operations ethically and responsibly, promoting a safe and healthy workplace, supporting and engaging the communities in which we work and serve, and developing our workforce. Guided by our core values, we are committed to growing and continuously improving our business, maximizing our assets and creating long-term stockholder value in keeping with the highest ethical, safety, environmental, labor and human rights standards that we believe support a more positive future. We expect all our business partners to follow the laws and regulations where they operate, and to share our values and commitment with respect to ethics, social responsibility, environmental stewardship, social justice and human rights issues.

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In California, specifically, we remain steadfast in our commitment to the state and its ambitious environmental initiatives. We have and will continue to proactively work with the state to locally produce and supply affordable and reliable energy to ensure a safe, healthy and prosperous future for its communities and citizens, and reducing California’s reliance upon imported foreign oil that comes primarily from countries that do not share our environmental and ethical standards, have poor human rights records, and do not employ our fellow citizens or support our communities.
We take an active interest in making sure all employees are fully engaged and empowered to achieve their potential and we are committed to attracting, developing and retaining a highly qualified, diverse and value-focused work force. Our engagement approach centers on transparency and accountability and we use a variety of channels to facilitate open, direct and honest communication, including open forums with executives through periodic town hall meetings and continuous opportunities for discussion and feedback between employees and managers, including performance conversations and reviews.

We have had no fatalities among our employees or contractors since we began operating under new management in 2017. Moreover, our OSHA "total recordable incident rate," or "TRIR," which is a measure of the number of recordable occupational injuries or illnesses per 200,000 work hours (i.e. per 100 full-time workers per year) has been falling since that time. In 2020, we achieved TRIR was 0.5, which we believe is a record company low and below the U.S. oil industry average based on available data.
We also strive to empower people in our communities to improve their lives and meet their full potential. This effort includes supporting many worthy community, education and industry-related causes through engagement, direct funding and in-kind donations, as well as through employee participation and volunteering. In addition, we implemented new initiatives in 2020 to strengthen our communities and empower our employees to volunteer and donate. Reflective of our culture of responsibility, this is done in the spirit of our commitment to be a responsible corporate citizen.
ESG matters are managed within a governance structure that balances broad engagement across our organization while also providing a clear line of accountability, one of our core values. ESG is integrated into our overall corporate strategy and risk management activities: as we manage the strategic and operational issues critical to long-term value creation, we actively manage the significant opportunities and risks associated with ESG-related considerations. The Board of Directors oversees our ESG goals as part of its oversight of our corporate strategy and risk management. The Nominating and Governance, Compensation, and Audit Committees assist the Board in discharging its oversight of our programs and practices to address ESG issues and actively monitor our ESG strategy and performance. In 2020, we formalized the internal, cross-functional ESG Steering Committee responsible for developing and implementing the ESG strategy, setting goals and priorities, assessing risks and opportunities, and deploying thoughtful, systematic programs and practices that drive performance. A working sub-group proactively and strategically identifies opportunities to execute.
One of the responsibilities of the ESG Steering Committee is developing our ESG reporting. We launched our ESG reporting program in 2020 to collect ESG-relevant data and publicly disclose our progress. To help inform our ESG strategic priorities, and what we report, we engage with our key stakeholders. Although we are still in the early stages of our engagement and reporting initiative, our Board and entire leadership team is committed to ensuring our continued and timely progress. In 2020, we began to report about ESG matters on our website and our 2020 Annual Report includes a special section with expanded ESG-related discussion, which we will continue to expand and intend to develop into a formal sustainability report. As we continue to enhance and implement our ESG strategy, we welcome all stakeholder feedback on our approach and our initiatives.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has nominated the individuals listed below for election as directors at this Annual Meeting to serve for a one-year term expected to end at our 2022 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, retirement, disqualification or removal from office.

Each of the director nominees are currently serving as directors and each nominee has agreed to serve another term, if elected. The Board reflects an effective mix of diversity, perspective, skills and experience and we believe that each director nominee possesses the character and competencies that a member of the Board should possess. Accordingly, the Board recommends that you vote “FOR” each of the nominees.

Nominee	Principal Occupation	Age	Director Since	Audit Committee	Compensation Committee	Nominating & Governance Committee

Cary Baetz	Executive Vice President and Chief Financial Officer of Berry	56	2017

Brent Buckley +	Managing Director, Benefit Street Partners	49	2017	w	w

Renée Hornbaker +	Former Chief Executive Officer of Storey & Gates LLC and Executive, Vice President and Chief Financial Officer of Stream Energy	68	2021	£

Anne Mariucci +❖	Former President of Del Webb Corporation	63	2018	w	£	w

Don Paul +	Faculty Member at University of Southern California, Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering; Former Vice President and Chief Technology Officer for Chevron	74	2019		w	£

Arthur "Trem" Smith	Board Chair, President and Chief Executive Officer of Berry	65	2017

+	Independent	£	Chair
❖	Lead Independent Director	w	Member

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Current Board Composition
Our Board exhibits an effective mix of diversity, perspective, skills and experience.
Our Board currently consists of seven members, including the six director nominees, 71% of whom are independent under the applicable SEC and NASDAQ rules and approximately 30% of whom are female. Ms. Mariucci currently serves as our Lead Independent Director and Ms. Hornbaker and Messrs. Buckley and Paul are also independent under the applicable SEC and NASDAQ rules. In January 2021, Ms. Hornbaker, an independent director with significant audit, accounting and finance experience, as well as capital markets, mergers and acquisitions, and IT / cyber security experience, was appointed to the Board to fill the vacancy created by Mr. Kent Potter's retirement in November 2020. She was also appointed to Chair the Audit Committee at that time.
After nearly four years of dedicated service on our Board, including through our IPO in 2018, Mr. Eugene Voiland, an independent director, has decided not to stand for re-election due to personal reasons and his term will expire upon the conclusion of the Annual Meeting. Mr. Voiland currently serves on the Audit Committee and the Nominating and Governance Committee. We are actively searching for his successor. It is anticipated that he will remain an advisor to the Company for a period of time following his retirement from the Board.
Director Nominee Qualifications and Biographies
Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Corporate Governance Guidelines (discussed under "Corporate Governance") contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. We believe that, at a minimum, our directors should be persons of integrity, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional communities, have the knowledge, skills, experience, perspectives and personal attributes that complement those of other Board members and, as a whole, align with the Company’s needs, be able to actively participate in Board and committee meetings and related activities, be able to work professionally and effectively with other Board members and our management, be available to remain on the Board long enough to make an effective contribution, and have no material relationships with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.
In connection with our IPO in July 2018, we entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”). Under the Stockholders Agreement, we were required to take all necessary action to cause the following two individuals to be nominated for election as directors: (1) the individual serving as our Chief Executive Officer, and (2) one individual designated by Benefit Street Partners (for so long as Benefit Street

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Partners beneficially owns at least 10% of the common stock beneficially owned by all of the parties to the Stockholders Agreement). Oaktree Capital Management also previously had a right under the Stockholders Agreement to designate one individual for nomination for election as director, but effective September 12, 2018, Oaktree relinquished this right. The Stockholders Agreement terminated automatically on February 28, 2020 according to its terms. Mr. Smith has continued to serve as Chief Executive Officer and on our Board, and the designee of Benefit Street Partners was Mr. Brent Buckley, who also continues to serve on the Board. There are no arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as an executive officer. Additionally, here are no family relationships between any of our directors (specifically including the director nominees) and our executive officers. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding each director nominee's holdings of equity securities of the Company.
The Board seeks out, and the Board is comprised of, individuals whose knowledge, skills, and breadth and depth of experience complement those of other Board members. The Board believes that each nominee is highly qualified to serve as a member of our Board and that, through their respective backgrounds and track records of success in what we believe are highly relevant positions, these individuals contribute a wealth of talent and experience to the Board. Each nominee also contributes intangible qualities such as critical thinking and analysis, which, taken together, provide us with the variety and depth of knowledge, viewpoints and ideas necessary for effective oversight, direction and vision for the Company.
Set forth below is a chart that summarizes the core competencies of our Board, followed by biographical information regarding each of our directors as well as the specific experience and skills that led to the conclusion that such individual should serve on the Board.

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CARY
BAETZ
Executive Vice President and Chief Financial Officer
Director Since: 2017
_______________________________
Mr. Baetz provides public energy company business, operational and management experience to the Board, as well as financial, accounting, mergers and acquisitions, strategic planning and investor relations experience.

Cary Baetz has served as Executive Vice President, Chief Financial Officer, and also as a member of the Board, since June 2017.
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Mr. Baetz previously served as Chief Financial Officer at Seventy Seven Energy Inc., a domestic oilfield services company, from June 2012 to April 2017. On June 7, 2016, Seventy Seven filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. From November 2010 to December 2011, Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc., a manufacturing company of windows and doors, and from August 2008 to September 2010, served as Chief Financial Officer of Boots & Coots International Well Control, Inc. From 2005 to 2008, Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company, producer of structural steel beams. Prior to joining Chaparral, he had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc.
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Mr. Baetz has led the sale of three public companies; has successfully completed two public spin-offs; and raised almost $5 billion in capital.
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Mr. Baetz holds a Bachelor of Science degree in Finance and Accounting from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.

BRENT BUCKLEY
Managing Director at Benefit Street Partners
Director Since: 2017
_______________________________
Mr. Buckley provides financial acumen to the Board, including knowledge and experience with the oil and gas industry and broad knowledge of financial analysis and management, corporate finance, investment banking. special situation investment activities and deal structuring.

Brent Buckley has served as a director since February 2017 and served as Board Chair from June 2017 to February 2019.
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Mr. Buckley is a managing director with Benefit Street Partners, an alternative asset management fund, which he joined in September 2014. Prior to joining Benefit Street Partners, from February 2009 through September 2014, Mr. Buckley was engaged in personal business and devoting time to family matters.
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From March 2006 to February 2009, Mr. Buckley was a managing director at Centerbridge Partners, a multi-strategy private investment firm. Prior to Centerbridge Partners, Mr. Buckley worked in various roles at Deutsche Bank Securities and Merrill Lynch. Mr. Buckley received a Master of Arts from the University of Pennsylvania’s Graduate School of Arts & Sciences and a Bachelor of Science from the Wharton School at the University of Pennsylvania

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RENEE HORNBAKER
Founder and Chief Executive Officer at Storey & Gates LLC
Director Since: 2021
_______________________________
Ms. Hornbaker brings knowledge and experience in finance and accounting matters to the Board, including audit and financial reporting oversight experience. She also has corporate governance knowledge and experience gained from her role as a finance executive and as well as from her membership on the boards of other public companies.

Renée Hornbaker has served as a director since January 2021.
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She is Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, having started the company in 2018 following her retirement from Stream Energy. She served as Executive Vice President and Chief Financial Officer of Stream Energy, which was primarily a reail energy company, from 2011 until her retirement at the end of 2017. She was a member of Stream Energy's Board of Directors from 2013 until its sale in July 2019, serving as its non-executive board chair and compensation committee chair. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc, a provider of converged voice and data networking solutions from 2006 to May 2011, and was a consultant from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services primarily to energy, chemical and water markets from 1997 until 2004, and served as its Vice President and Chief Information Officer from 1997 to 1998.
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Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager in the firm’s audit practice. Following that served in senior financial positions with several major companies from 1986 until 1996. Ms. Hornbaker is a member of the board of directors of Eastman Chemical Company (NYSE:EMN), where she is chair of its finance committee and also serves on the compensation and management development committee, nominating and corporate governance committee, and environmental, safety and sustainability committee; she previously served as chair of its audit committee. Ms. Hornbaker also serves on the boards of a number of private companies. She is chair emeritus of the National Association of Corporate Directors (NACD) North Texas chapter. She also serves on NACD’s national risk advisory committee and is an NACD Leadership Fellow. She is also a member of Women Corporate Directors, the Institute for Excellence in Corporate Governance and the AICPA. She received a Bachelor of Arts in English and a Master’s Degree in Business Administration from Indiana University and is a CPA.

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ANNE MARIUCCI
General Partner of MFLP, a family office
Director Since: 2018
_______________________________
Ms. Mariucci brings proven leadership and business experience to the Board, as well as financial acumen from her corporate background and private investment experience, In addition to corporate finance, accounting and financial reporting experience, she provides experience as to mergers and acquisitions, investor relations, strategy, risk management and information technology from her significant experience on other public company boards.

Anne Mariucci has served as a director since September 2018 and as lead independent director since February 2019.
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Ms. Mariucci serves on the boards of several public, private and non-profit companies, including: Southwest Gas Corporation (NYSE: SWX) since 2006, where she is a member of the compensation and nominating/governance committees and was previously a member of the audit committee and chair of the pension committee; CoreCivic, Inc. (NYSE: CXW) since 2011, where she is a member of the audit and compensation committees; and Taylor Morrison Home Corp. (NYSE: TMHC) since 2014, where she is a member of the audit committee and chair of the compensation committee. She is also currently on the board of Banner Health, one of the nation’s largest hospital/health care organizations, where she has served since 2015, chairs the investment committee and serves on the audit committee. Ms. Mariucci’s deep corporate experience springs from a 30-year career in finance and real estate, primarily with Del Webb Corporation (NYSE: WBB), a real estate development company, where she served in a variety of capacities and ultimately retired as President and Chief Executive Officer following its merger with Pulte Homes in 2001. She has since served as the General Partner of MFLP, a family office and investment entity, and related entities. Ms. Mariucci served as member of the Arizona Board of Regents from 2006 to 2014 and as chair from 2012 to 2014, and currently serves as a member of the Board of Arizona State University’s Enterprise Partners.
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In addition, Ms. Mariucci has served as an investor and Advisory Board member of Hawkeye Partners, a real estate private equity firm, since 2010. She has held licenses as a CPA, FINRA Securities Principal, and FINRA Financial Principal. Ms. Mariucci received her Bachelor’s degree in Accounting and Finance from the University of Arizona and completed the Corporate Finance Executive Program at Stanford Graduate School of Business.

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DON PAUL
General Partner of MFLP, a family office
Director Since: 2018
_______________________________
Mr. Paul brings experience and broad understanding of the upstream oil and gas business in California, as well as internationally. He is a recognized authority in the study of our industry and the matters affecting us generally, and brings a depth of understanding of the intersection of our industry and digital technology to the Board, particularly as it relates to the practical application of advanced digital technologies to enhancing performance of the oil and gas business, including cyber security.

Don Paul has served as a director since February 2019.
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He has been a member of the faculty at the University of Southern California (“USC”) since January 2009, and currently acts as Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering. Mr. Paul has been Senior Advisor at the Center for Strategic and International Studies in Washington D.C. since July 2008, and has been an academic member of the National Petroleum Council since 2010 when he was appointed by the U.S. Secretary of Energy. Mr. Paul has served on advisory boards at major universities (including USC, the Massachusetts Institute of Technology (“MIT”), Harvard, Rice, Stanford, and the University of Texas), governments and national laboratories, oil and gas companies, power utilities, and technology companies. Mr. Paul leads numerous programs including USC’s Laboratory for Energy Security Systems and Center on Smart Oil Field Technologies as well as the Industrial Advisory Board for the Department of Energy University Consortium on Fossil Energy Research. He frequently speaks at national and international forums on the future of energy and energy security, cyber-security of energy systems, intelligent energy infrastructures, petroleum economics, and energy careers.
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Over a 33-year tenure at Chevron Corporation (NYSE: CVX), Mr. Paul held a variety of positions throughout the United States and overseas in research and technology, exploration and production operations, health, safety and environmental compliance, and executive management, including service as President of Chevron’s Canadian subsidiary, as senior compliance officer for Chevron’s health, environment and safety and global cyber-security functions and most recently as the Chevron’s Vice President and Chief Technology Officer when he retired in 2008. Mr. Paul received his Bachelor of Science degree in Applied Mathematics, Master of Science degree in Geology and Geophysics, and PhD in Geophysics from MIT.

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ARTHUR "TREM" SMITH
Board Chair, President and Chief Executive Officer
Director Since: 2017
_______________________________
Mr. Smith’s brings knowledge and experience in all phases of oil and gas exploration and production spanning a career of over 35 years to the Board. In addition to managerial and operational experience in the upstream domestic and international energy business, he is knowledgeable about our assets and the specific strengths and challenges associated with our operations. From his extensive international experience, he also brings knowledge and experience in strategically dealing with regulatory agencies and other critical stakeholders, as well as the political environment.regulatory agencies and other critical stakeholders, as well as the political environment.

Trem Smith has served as Chief Executive Officer, President and a director since March 2017 and as Board Chair since February 2019.
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Prior to being named Chief Executive Officer, Mr. Smith began an informal consulting relationship with Berry in May 2016, followed by a formal consulting relationship in October 2016, then serving as interim Chief Executive Officer until his formal appointment in March 2017. Mr. Smith has over 36 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting, where he served until joining Berry, which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq.
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Mr. Smith spent 25 years of his career at Chevron Corporation (NYSE: CVX), from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, mergers and acquisitions, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.

Vote Information and Related Matters
The election of each director in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. You may vote for, or withhold your vote from, each (one, some or all) of the six director nominees.
Each of the nominees has agreed to be named in the Proxy Statement and to serve if elected. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if re-elected. If a nominee becomes unable or unwilling to accept nomination or election prior to the 2021 Annual Meeting, either the number of our directors will be reduced or the persons acting under the proxies will vote for the election of a substitute nominee that the Board recommends.
If you are a stockholder of record as of the Record Date and you submit your proxy card (whether by Internet, phone or mail), the appointed proxies will vote your shares in accordance with your instructions. If you submit an executed proxy but do not provide voting instructions, your shares will be voted for the election of the director nominees.

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If you hold shares through a broker, bank or other nominee, and you do not provide voting instructions to the nominee, the institution may not vote your shares. Your broker, banker or other nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.”
Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes will not have any effect on the outcome of voting on director elections. However, under the Company's Majority Voting and Director Resignation Policy, in an uncontested election of directors, any nominee who receives a greater number of “withhold” votes with respect to his or her election than votes “for” his or her election shall, within five (5) business days following the certification of the stockholder vote, offer his or her written resignation to the Chair of the Nominating and Governance Committee for consideration by the Committee, and ultimately by the full Board, as to whether to accept such resignation.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the election of each of the director nominees.

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CORPORATE GOVERNANCE

“We believe good governance is the foundation of success, which is exemplified by our strong track record of safety and environmental stewardship, our corporate culture, and the ‘Berry First’ principle that seeks a win-win approach for all of our stakeholders, including shareholders, employees, the environment, and the communities where we operate.”

– A. Trem Smith Board Chair, President and Chief Executive Officer
Our Board of Directors

•Board Chair, President and Chief Executive Officer - A. Trem Smith
•Lead Independent Director - Anne Mariucci
•5 of 7 current directors - 4 of 6 director nominees for re-election - are independent
•Committees composed solely of independent directors
•Independent directors meet regularly in executive session
During 2020, our Board held nine meetings and each director attended at least 75% of all meetings of the Board and committees of which he or she was a member during the membership period. Executive sessions of the independent directors were held after most of the Board and committee meetings. Non-member directors are invited to attend committee meetings. As specified in our Corporate Governance Guidelines, all directors are encouraged to attend the annual meeting of stockholders. All directors attended the virtual annual meeting of stockholders in 2020, and we expect that all directors will attend this year's virtual Annual Meeting.
Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Corporate Governance Guidelines (as discussed below under "-Corporate Governance Guidelines") contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, and enhance the ability of the committees of the Board to fulfill their duties. Our Board believes that a diverse mix of skills, backgrounds, experiences and industry knowledge, as well as diversity of opinion and perspectives, including diversity of age, sex, gender identity and/or expression, sexual orientation, ethnicity/race/color/national origin, education and other visible and invisible attributes, enhances the quality of our Board’s deliberations, decision-making and overall effectiveness, and positions the Company for long-term success.
Each of our directors holds office for an approximately one year term to expire at the succeeding annual meeting of stockholders, and until such director's successor shall have been elected and qualified or until the earlier of such director's death, resignation, retirement, disqualification or removal.

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Board Leadership
The Board maintains the flexibility to determine whether the roles of Board Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight. Our Governance Guidelines provide for the position of Independent Lead Director whenever the Chair of the Board is a director who does not qualify as an independent director.
We currently have a Lead Independent Director, Ms. Mariucci, and our Chief Executive Officer serves as our Board Chair. In such roles, our Chief Executive Officer is responsible for setting our strategic direction, communicating, leading and working with the Board and for day-to-day leadership of the Company. The Board believes that our leadership structure best suits the time commitments of its members while ensuring that Board discussion is pertinent and the views of independent directors are communicated to the full Board. We believe combining the position of Board Chair and Chief Executive Officer is in the best interests of the Company and our stockholders at this time, and effectively balances strong leadership with oversight by interested and engaged independent directors who are led by a strong lead independent director.
Working with the Board’s independent directors, our Lead Independent Director provides leadership, including presiding over Board meetings, in the event our Board Chair faces a conflict or is absent. Her responsibilities also include, among others, the facilitation of discussion amongst independent directors about Board and committee performance, effectiveness and composition; acting as a liaison between the Board Chair and independent directors; reviewing the results of Board self-evaluations; communicating with the Board Chair regarding any decisions reached, suggestions, views or concerns expressed by independent directors; providing the Board Chair with feedback and insight concerning interactions between the Board Chair and the Board; and being available for consultation and direct communication with major stockholders. Our Lead Independent Director also has the authority to call meetings of only independent directors and presides over executive sessions of the independent directors, which are typically held in connection with the regularly scheduled quarterly Board meetings and may be held in connection with other Board meetings as determined necessary and appropriate by the Lead Independent Director or as may be requested by another independent director.
Director Independence
The Board assesses director independence and committee membership independence pursuant to NASDAQ standards and applicable SEC rules each year. Pursuant to the NASDAQ independence standards, the Board must affirmatively determine that a director does not have any material relationship with management or the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board also considers any of the bright-line relationships and transactions that would disqualify the director from being independent under NASDAQ rules.
The Board has assessed the independence of each of our current non-employee directors, including the six director nominees, under NASDAQ general independence standards and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has affirmatively determined that each of Mses. Hornbaker and Mariucci and Messrs. Buckley, Paul and Voiland is (1) independent for purposes of Board service; meet the heightened independence standards and experience requirements of Rule 10A-3 and Section 10A(m)(3)(A) of the Exchange Act and under NASDAQ standards applicable to audit committee members; and (3) meet the heightened independence standards of Section 10C, Rule 10C-1 and Rule 16b-3(b)(3) of the Exchange Act and under NASDAQ standards applicable to compensation committee members.
Committee of the Board
Our Board of Directors has three separately designated standing committees. The membership and purposes of each of the committees are described below. Each of the standing committees operates under a written charter adopted by the Board. The Board of Directors and each committee has the power to hire independent legal, financial

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or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

	Audit Committee	Compensation Committee	Nominating and Governance Committee

Current Members	Renee Hornbaker (Chair) Brent Buckley Anne Mariucci Gene Voiland	Anne Mariucci (Chair) Brent Buckley Don Paul	Don Paul (Chair) Anne Mariucci Gene Voiland
Number of 2020 Meetings	6	6	3
Audit Committee
Our Audit Committee is currently comprised of Mses. Hornbaker (Chair) and Mariucci and Messrs.Buckley and Voiland. In January 2021, Ms. Hornbaker was appointed to the Board, and to serve as Audit Committee Chair, to fill the vacancy left by our prior Audit Committee Chair, Mr. Kent Potter. Mr. Potter retired effective November 7, 2020 for personal reasons. Upon his retirement, Ms. Mariucci was appointed to the Audit Committee and Mr. Buckley was appointed to serve as interim Audit Committee Chair.
The Board has determined that each of the Audit Committee members is “independent” consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and the SEC rules applicable to boards of directors in general and audit committees in particular. The Board periodically (and at least annually) evaluates each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board has determined that each of the Audit Committee members is financially literate and that the Chair of the Audit Committee, Ms. Hornbaker, is an “audit committee financial expert” as defined by the SEC.
The Audit Committee oversees, reviews, acts on and reports on various auditing, accounting, financial reporting and internal control matters to our Board, including:
•the selection, appointment, compensation, retention, performance and independence of our independent registered public accounting firm, including the scope and other matters relating to the annual audit and other services provided by the independent auditor;
•the appointment, structure and performance of the internal audit function, including the leader and scope of internal audit responsibilities and activities,
•our accounting and financial reporting policies and practices, and
•system of disclosure controls and procedures and internal controls over financial reporting and the integrity of our financial statements.
As part of this, the Audit Committee monitors our compliance with legal and regulatory requirements and also oversees our processes and procedures with respect to corporate compliance and ethics and risk management.
Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the Audit Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Audit Committee held six meetings in 2020.

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Compensation Committee
Our Compensation Committee is currently comprised of Ms. Mariucci (Chair) and Messrs. Buckley and Paul. The Board has determined that each of the Compensation Committee members is "independent" consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, the Board has determined that each of the Compensation Committee members qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee, at times in consultation with other members of the Board or with ratification of the full Board, makes all decisions regarding the compensation of our executive officers, including setting salaries, designing incentives and evaluating performance for compensation purpose, and monitoring other forms of compensation. The Compensation Committee is also responsible for recommending the compensation for non-employee directors to the Board for approval. The Compensation Committee also administers our equity incentive plan and provides oversight of our human capital management policies, processes and practices related to the Company's workforce diversity, wage and opportunity equity, and inclusion goals. This includes reviewing the Company’s employment policies, processes and practices, as well as compensation and incentive structure, related to employee recruitment, retention and development, as well as succession planning, with a focus on the Company’s commitment to diversity, fairness and equality, and inclusion. Additionally the Compensation Committee assesses risks related to the Company’s human resource and employment policies, processes and practices, and compensation policies and programs, to help identify areas of improvement and best practices and to consider, on at least an annual basis, whether risks arising from such policies, programs, processes and practices for all employees are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.
The Compensation Committee may seek input from management when evaluating and setting compensation for executive officers and consult with our Chief Executive Officer when evaluating the performance of other executive officers (other than the CEO). Our CEO, CFO and General Counsel have each provided input to the Compensation Committee with respect to our executive compensation program, specifically including about our incentive compensation structure and performance design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business, compensation programs and operating environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation or any other matters, and meets regularly in executive session to discuss such matters outside of the presence of management. No executive officer is involved in the approval of his or her own compensation.
Following our IPO, the Compensation Committee engaged Longnecker & Associates ("Longnecker") as its independent compensation consultant to assist the committee in developing our compensation program to be competitive with that of similarly situated public exploration and production peer companies. Longnecker advised the Committee in setting 2019 and 2020 executive compensation. Meridian Compensation Partners, LLC ("Meridian") was engaged in October 2020, replacing Longnecker as independent compensation consultant. Representatives from Meridian and Longnecker, as applicable, regularly attended Compensation Committee meetings and communicated with the Chair of the Compensation Committee between meetings. The independent compensation consultants report directly to the Compensation Committee and all work conducted by them with respect to the Company is on behalf of the Compensation Committee.
On at least an annual basis, the Compensation Committee reviews the services provided by its outside consultants to confirm their independence under applicable SEC rules related to providing executive compensation consulting services. In February 2020, the Compensation Committee evaluated whether any work provided by Longnecker raised any conflict of interest and determined that it did not; the Compensation Committee made the same determination regarding Meridian when determining to engage them to replace Longnecker in October 2020.

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Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the Compensation Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Compensation Committee held six meetings in 2020.
Nominating and Governance Committee
Our Nominating and Governance Committee”) is currently comprised of Mr. Paul (Chair) as well as Ms. Mariucci and Mr. Voiland. The Board has determined that each of the Nominating and Governance Committee members is "independent" consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and SEC rules applicable to boards of directors in general and nominating and governance committees in particular.
The responsibilities of the Nominating and Governance Committee include the following::
•Advising the Board regarding appropriate corporate governance principles and practices that should apply to the Board and to the Company, and assisting the Board in implementing and reviewing on an ongoing basis those principles and practices;
•Directing all matters relating to succession planning for the Board, assisting the Board in the development of criteria for Board membership and identification of individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending candidates to the Board for nomination, election at the annual meetings of stockholders or appointment to fill vacancies on the Board
•Leading the Board in the annual performance evaluation of the Board, its committees and the individual directors and making recommendations to the Board about the size, structure, composition and leadership of the Board and its committees;
•Overseeing the performance of the Company’s CEO and leading the Board in the annual performance evaluation of the CEO;
•Overseeing CEO succession planning;
•Managing Board engagement with stockholders; and
•Assisting the Board in its oversight of ESG risks providing oversight and guidance to management with regards to ESG matters, including reporting on such matters.
With respect to Board succession planning and the director nomination process, the consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. Board members typically recommend candidates to consider for nomination to the Board, although the Nominating and Governance Committee may engage a professional search firm and may also consider nominees identified by management or stockholders. On the recommendation of the Nominating and Governance Committee, the Board recently amended the Company’s Corporate Governance Guidelines to affirmatively commit that candidates with a diversity of age, gender, ethnicity/race and education are included in any pool of candidates from which the Board nominees are chosen. In evaluating nominees, the Nominating and Governance Committee will consider the diversity of skills, experience, and background, and industry knowledge, as well as diversity of opinion and perspectives, including diversity of age, gender, ethnicity/race, education, and other attributes. The Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors. Based on that analysis, the Committee will determine whether it would strengthen the Board to add a nominee with the background, experience, personal characteristics, or skills offered Stockholders desiring to make such recommendations should timely submit the

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candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Corporate Secretary, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. To assist it in identifying director candidates, the Nominating and Governance Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of candidates. While we have not historically used search firms to identify directors, the Nominating and Governance Committee would provide guidance to any search firms it retains about the particular qualifications the Board is then seeking.
Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the Nominating and Governance Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Nominating and Governance Committee held three meetings in 2020.
Board and Committee Evaluations
Our Board believes that a robust annual evaluation process is an important part of its governance practices. The Nominating and Governance Committee is responsible for leading the Board and committees in the annual performance evaluation process, and for ensuring that the results are shared with and considered by the Board and each committee as applicable. The Nominating and Governance Committee is also responsible for making recommendations to the Board with respect to Board and committee structure, composition and leadership, as well as regarding the nomination of incumbent directors for re-election.
In 2020 the Board evaluated its functioning and the functioning of each of its committees. In addition, the directors each completed a self-evaluation and evaluated all of their peers. The evaluations were anonymous and results compiled to encourage candor and ensure an effective process. The Board, each committee and the individual directors considered the results of the Board and committee evaluations. The Board Chair provided anonymous individual feedback to each director.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NASDAQ. The Code reflects our commitment to the highest standards of integrity and ethics in all our practices and relationships. The Code addresses ethics, conflicts of interest, insider trading, confidentiality, discrimination and harassment, health, safety and the environment, payments to government officials, accounting matters, antitrust, use of corporate assets and use of social media among other matters. We work proactively to ensure employees, directors and business partners understand their obligations to uphold our high ethical, professional and legal standards. Our employees (including our executive officers) are required to complete an ethics training course when they join the Company and annually thereafter; we also require employees to acknowledge and agree to abide by the Code every year.
We expect our employees to report known or suspected violations of the Code, or any other company policy, law, or core values. We have multiple confidential reporting channels available at all times and the Audit Committee receives regular reports on complaints reported. Any waiver of the Code may be made only by our Board. If the Company were to waive or materially amend any provision of the Code that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or material amendment by either posting such information on our website or by filing a Current Report on Form 8-K.

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In 2020, the Board amended the Code of Business Conduct and Ethics to, among other things, clarify that the guidelines apply to our business partners (for example, suppliers, vendors, agents, contractors and consultants) and other representatives when working with or on behalf of the Company and emphasize our commitment to diversity, inclusion, equality, safety, social justice, labor rights and human rights, through our own policies, processes and practices, as well as through our supply chain and external engagement.
Our of Business Conduct and Ethics can be viewed on our website at www.bry.com under the subheading “Governance.”
Corporate Governance Guidelines
The Board believes that sound governance practices and policies provide an important framework for fulfilling its duty to stockholders. The Board has adopted Corporate Governance Guidelines that meet or exceed the NASDAQ Listing Standards address the matters shown below, among others:

•Board Size, Structure and Composition	•Service on Other Boards	•Board Chair
•Director Qualifications, Independence and Diversity	•Changes in Employment	•Board Meeting Agendas
•Director Responsibilities	•Board Evaluations	•Meetings of Independent Directors
•Board External Interaction	•Non-Employee Director Compensation	•Director Orientation and Education
•Attendance at Annual Meetings	•Stockholder Communication with Directors	•Committee Structure and Composition
•Succession Planning	•Governance Policies	•Compliance Monitoring
The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes. A diverse board enables a more balanced, wide-ranging discussion in the boardroom, and is also important to the Company’s stockholders, its management and employees. On the recommendation of the Nominating and Governance Committee, the Board recently amended the Company’s Corporate Governance Guidelines to affirmatively commit that candidates with a diversity of age, gender, ethnicity/race and education are included in any pool of candidates from which the Board nominees are chosen.
Our Corporate Governance Guidelines are posted on our website at www.bry.com under the subheading “Governance.”
Oversight of Risk Management
Risk management is a Company-wide responsibility and multi-department activity that involves the identification and assessment of a broad range of risks that could affect our ability to fulfill our business objectives or execute our corporate strategy and the development of plans to mitigate their effects. Management is responsible for the day to day management of risks to the Company. One of the Board’s important functions is to oversee the risk management efforts of our management team. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below.

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The Board works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In setting and monitoring strategy, the Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model and whether the strategy is consistent with the Company’s risk appetite. The Board regularly reviews the Company’s progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company’s long-term sustainability. The Board oversees these efforts in part through its various committees based on each committee’s responsibilities and expertise.
The Board implements its risk oversight responsibilities by having management provide periodic briefings on the Company's risk identification, assessment and management processes. Presentations and other information provided by management to the Board and committees generally identify and discuss relevant risks that the Company faces and how management is seeking to manage those risks if and when appropriate; and the Board and committee members assess and oversee risks in their review of the related business, financial, and other activity of the company. For example, the Board, among other things:
•reviews management's capital spending plans and operational progress against those plans, approves our capital budget and requires that management present for Board review significant departures from those plans;
•reviews management of our commodity price risk with executive management;
•monitors our liquidity profile and compliance with the financial covenants contained in our borrowing arrangements;
•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions;
•monitors our reserves estimates process and identification of resources;
•oversees our regulatory, ethics and other compliance efforts and permitting processes; and
•monitors our involvement in the legislative process.
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and risks related to internal controls over financial reporting, the integrity of our financial statements and other financial risks, as well as our overall risk assessment and risk management policies and processes, including with respect to information technology systems, data privacy and security; business continuity; ethical conduct, legal risks and operational risks. Our General Counsel who serves as chief compliance officer, our head of internal audit and our independent auditor, among others, report regularly to the Audit Committee on those subjects.
The Compensation Committee is responsible for overseeing risks related to the Company’s executive compensation program, as well as its broader employment and compensation policies, including administering corporate incentive programs and providing oversight and guidance to management on our human capital management efforts designed to support our workforce diversity, equity and inclusion goals and ensuring that the Company's pay practices do not encourage unintended, excessive or otherwise inappropriate risk taking.
The Nominating and Governance Committee is responsible for overseeing our overall corporate governance program, including Board structure, composition and effectiveness, as well as Board and executive succession planning. The Nominating and Governance Committee is also responsible for overseeing the assessment and management of ESG risks and the development and implementation of our overall ESG strategy, stakeholder engagement and sustainability reporting.
We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and regular communication between management and the directors, which allows informed oversight of management's processes for identifying and managing significant risks and their impact on the Company's business.
Like other companies in our industry, we are actively assessing the impact of COVID-19, combined with the recent significant disruptions in the oil markets, on our business. We have assembled a cross-disciplinary crisis

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management team, which includes all our executive officers, for the continuous monitoring of the rapidly evolving situation and timely implementation of measures to help support safe and continuous operations and manage our liquidity and financial position. The health, safety and well-being of our people and the communities, in which we live and work is paramount, and we are committed to being a responsible corporate citizen during this time of unprecedented crisis. Our Board has been actively engaged with management in monitoring the severe market developments and other effects of the COVID-19 outbreak, and management is in regular communication with the Board about the assessment and management of the significant risks to the Company and impact on our business.
Hedging and Pledging
We consider it improper and inappropriate for our employees and directors, to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, we subject trading in Berry securities to the following additional restrictions, to the extent applicable.
Short Sales. Employees and directors may not engage in short sales of our securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery).
Publicly Traded Options. Employees and directors may not engage in transactions in publicly traded options for our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market.
Standing Orders. We warn our employees and directors to use standing orders only for a very brief period of time and to place them with a broker to sell or purchase stock at a specified price that leaves no control over the timing of the transaction.
Margin Accounts and Pledges. Employees and directors may not hold Berry stock in a margin account or pledge Berry stock as collateral for a loan.
Hedging Transactions. Employees and directors may not engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which involve the establishment of a short position in our securities and limit or eliminate their ability to profit from an increase in the value of our securities or suffer from a decrease in such value.
Succession Planning
In 2019, we adopted emergency succession procedures in the event of our Chief Executive Officer's death, disability, termination for cause, resignation and other situations in which it is impracticable for the Chief Executive Officer to continue effectively in that role.
On at least an annual basis, the Nominating and Governance Committee reviews the succession plans developed by management relating to the Chief Executive Officer and other executive officers, and consult with the CEO on senior management succession planning

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EXECUTIVE OFFICERS
Biographical information about our current executive officers is presented below.

Name	Age	Position

Arthur "Trem" Smith	65	Board Chair, Chief Executive Officer and President
Cary Baetz	56	Executive Vice President, Chief Financial Officer and Director
Fernando Araujo	53	Executive Vice President and Chief Operating Officer
Danielle Hunter	38	Executive Vice President, General Counsel and Corporate Secretary
Kurt Neher	60	Executive Vice President, Business Development

Arthur "Trem" Smith has served as Chief Executive Officer, President and a director since March 2017 and as Board Chair since February 2019. Prior to being named Chief Executive Officer, Mr. Smith began an informal consulting relationship with Berry in May 2016, followed by a formal consulting relationship in October 2016, then serving as interim Chief Executive Officer until his formal appointment in March 2017. Mr. Smith has over 36 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting, where he served until joining Berry, which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq. Mr. Smith spent 25 years of his career at Chevron Corporation (NYSE: CVX), from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, mergers and acquisitions, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.
Cary Baetz has served as Executive Vice President, Chief Financial Officer and a director since June 2017. Mr. Baetz previously served as Chief Financial Officer at Seventy Seven Energy Inc., a domestic oilfield services company, from June 2012 to April 2017. On June 7, 2016, Seventy Seven filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. From November 2010 to December 2011, Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc., a manufacturing company of windows and doors, and from August 2008 to September 2010, served as Chief Financial Officer of Boots & Coots International Well Control, Inc. From 2005 to 2008, Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company, producer of structural steel beams. Prior to joining Chaparral, he had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc. Mr. Baetz has led the sale of three public companies; has successfully completed two public spin-offs; and raised almost $5 billion in capital. Mr. Baetz holds a Bachelor of Science degree in Finance and Accounting from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.

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Fernando Araujo has served as Executive Vice President and Chief Operating Officer since September 2020. Mr. Araujo has 30 years of experience in the oil and gas industry. Since August 2018 he has served as Director for Western Hemisphere Assets for Schlumberger Production Management, where he has been responsible for the operational and financial performance of producing assets in Argentina, Ecuador, Colombia, Mexico, USA, and Canada with 260,000 BOE per day of production. From August 2000 to August 2018, Mr. Araujo worked for Apache Corporation in roles of increasing responsibility. In his last assignment with Apache, he served as the General Manager and Managing Director for Apache’s operating company in Egypt, Khalda Petroleum Co., the biggest oil producer in the country. From 2013 to 2017, Mr. Araujo worked with Apache in Calgary, last serving as Apache’s President and General Manager in Canada, focusing on the development of unconventional and EOR fields in the Western Canadian Basin. Mr. Araujo started his professional career with Shell Western Exploration and Production in Bakersfield, California in 1991 as a production engineer, and then gained international experience with Repsol S.A. leading teams, acquisitions and implementation of new technologies for assets in Egypt. Mr. Araujo graduated from Pomona College with a Bachelor of Arts degree in Biology, then from California State Polytechnic University with a Bachelor of Science degree in Mechanical Engineering, and then from California State University, Bakersfield with a Master of Business Administration.
Danielle Hunter has served as Executive Vice President, General Counsel and Corporate Secretary since January 2020. Prior to joining us, Ms. Hunter most recently served as Executive Vice President, General Counsel, Corporate Secretary and Chief Risk and Compliance Officer at C&J Energy Services, Inc., a well construction, completions, and services company, where she provided strategic counsel on a broad range of legal, business and operational matters for the company and its board of directors, including an IPO, several acquisitions, two public mergers, and a successful restructuring. She served at C&J from June 2011 through November 2019. She began her career at Vinson and Elkins in Houston in 2007 after graduating Magna Cum Laude from Tulane University Law School in 2006.
Kurt Neher has served as our Executive Vice President of Business Development since May 2017. Mr. Neher has over 30 years of diverse technical and commercial experience in the international and United States oil and gas exploration and production business with Shell, Occidental Petroleum Corporation, and California Resources Corporation. Between December 2014 and May 2017, Mr. Neher held the position of Vice President of Business Development at CRC, in which he led the company’s Business Development effort. Prior to joining CRC, Mr. Neher led Oxy’s California-focused exploration team and production geoscience effort from January 2008 to November 2014. From 1994 to 2008, he worked in various roles at Oxy, including as Chief Geologist, Worldwide Exploration Manager and Exploration Vice President, Ecuador. From 1990 to 1994, Mr. Neher held a number of different positions with Shell’s deepwater Gulf of Mexico group in New Orleans. Mr. Neher began his career in 1986 with Shell International in Houston. Mr. Neher has a Masters in Geology from the University of South Carolina and a Bachelors in Geology from Carleton College.
There are no family relationships between any of our directors and our executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding each director nominee's holdings of equity securities of the Company.

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SOCIAL RESPONSIBILITY AND ESG

Environmental Stewardship	Social Responsibility	Corporate Governance

“Sustainable energy is the golden thread that connects economic growth, increased social equity, and an environment that allows the world to thrive.”
– U.N. Secretary General Ban Ki-moon
Our Approach
We aim to be part of the energy solution for the communities we serve and where we work, providing needed energy to support communities throughout California and beyond, contributing to community efforts to be cleaner and lessening, to the extent reasonably possible, any impact of our operations on our environment.
We intend to be a part of the bridge to our shared future envisioned by the communities we serve and where we work, by providing energy in an ever more sustainable manner while supporting economic growth, social equity and a clean environment. Berry is committed to partnering with the governing bodies to try to bring affordable energy to consumers in an environmentally responsible manner. We believe that replacing imported oil with domestically produced oil will help lower the overall environmental and social costs of using hydrocarbon fuels while maintaining the benefits provided by reliable, abundant, inexpensive energy.
Environmental, Health & Safety (EH&S) considerations are an integral part of our day-to-day operations. We also believe that promoting a safe and healthy workplace, striving to operate without doing harm to the environment, and being a responsible corporate citizen will contribute to continued and improved business success through enhanced job productivity, lower costs, improved work quality and greater employee satisfaction. We monitor our EHS performance through various measures, holding our employees and contractors to high standards. Meeting corporate EH&S metrics, including with respect to health and safety and spill prevention, is a part of our incentive programs for all employees.
ESG matters are managed within a governance structure that balances broad engagement across our organization while also providing a clear line of accountability, one of our core values. ESG is integrated into our overall corporate strategy and risk management activities, and we have formalized oversight of ESG matter at the Board level: as we manage the strategic and operational issues critical to long-term value creation, we actively manage the significant opportunities and risks associated with ESG-related issue. The Board's Nominating and Governance Committee has oversight responsibility with respect to ESG matters, which are the direct responsibility of our executive team, with day-to-day management led by our ESG Steering Committee and, through their direction and monitoring, carried out by our individual employees who are empowered to do the right thing. In 2020, we formalized the internal cross-functional ESG Steering Committee responsible for supporting the development and implementation of our overall ESG strategy, including policies and operational controls of environmental, health and safety, and social risks and opportunities, and providing reports to our Nominating and Governance Committee. The ESG Steering Committee is comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating

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Officer, General Counsel, and Director of Strategic Partnerships and Alliances, together with representatives from our Corporate Affairs, Human Resources and Investor Relations teams.
One of the responsibilities of the ESG Steering Committee is developing our ESG reporting, and we are formalizing how we engage with our stakeholders on these important issues. Although we are still in the early stages of our engagement and reporting initiative, our Board and entire leadership team is committed to ensuring our continued and timely progress. In addition to the disclosures in this Proxy Statement, we are providing information about ESG matters on our website and our 2020 Annual Report includes enhanced ESG-focused disclosures, which we intend to continue to expand and intend to develop into a formal sustainability report. As we continue to enhance and implement our ESG strategy, we welcome all stakeholder feedback on our approach and our initiatives.
Environmental Stewardship
As part of our commitment to responsible environmental stewardship, we aim for 100% compliance with all legal requirements relating to our operations, including standards relating to air, water and greenhouse gas emissions.
GHG Emissions
We work to reduce greenhouse gas emissions from our operations including using co-generation power plants that reuse heat to produce both steam and electricity together, and applying supervisory control and data acquisition systems to help capture gas that would otherwise leak from tanks and wells. We report our GHG emissions to both the California Air Resources Board under California’s Global Warming Solutions Act and the U.S. Environmental Protection Agency under the Clean Air Act. We will continue to monitor and improve on our emissions output, and in the future will provide additional information about our emissions output and initiatives to improve them.
Idle Well Management
For each new well that we drill or acquire, we account for estimated future costs of abandonment and decommissioning of both the well and associated facilities. These costs, or Asset Retirement Obligations, or "ARO", are publicly disclosed in our financial statements filed with the Securities and Exchange Commission. To meet California's additional idle well management regulations, we maintain plans for the management of all idle wells. In addition, as a responsive and responsible energy partner, over the last two years we consistently completed more plugging and abandonment activities than required by state idle well management regulations, and we currently plan to do the same in 2021. We spent $17 million and decommissioned 194 wells in 2020, which was beyond the regulatory requirement, in part to accommodate operational needs but largely because we recognize that there are multiple economic, policy, and public health and safety reasons to reduce the number of wells that simply will not return to service. In some instances, we were abandoning wells earlier than required.
Water Consumption and Management Practices
We recognize that water is a valuable resource and we seek to use it efficiently. As part of our operations, we reuse the majority of water that we produce in our operations. We re-inject produced water that is not re-used or recycled into reservoirs of water that is generally unsuitable for other uses using regulated wells.
The United Nations defines “water stress” as the symptoms of water scarcity or shortage, including widespread, frequent and serious restrictions on use, growing conflict between users and competition for water, declining standards of reliability and service, harvest failures and food insecurity. The U.N. generally finds that the United States has low water stress, however, we are sensitive to the growing pressures on water needs in the specific communities we operate and consider opportunities to more efficiently use and re-use water and participate in local groundwater management organizations.

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Social Responsibility
We are committed to the well-being of our employees. We proactively work to make sure all employees are fully engaged and empowered to achieve their potential and we are committed to attracting, developing and retaining a highly qualified, diverse and value-focused work force. Our engagement approach centers on transparency and accountability and we use a variety of channels to facilitate open, direct and honest communication, including open forums with executives through periodic town hall meetings and continuous opportunities for discussion and feedback between employees and managers, including performance conversations and reviews.
We are also committed to the communities where we operate. We also strive to empower people in our communities to improve their lives and meet their full potential. This effort includes supporting many worthy community, education and industry-related causes through engagement, direct funding and in-kind donations, as well as through employee participation and volunteering. Reflective of our culture of responsibility, this is done in the spirit of our commitment to be a responsible corporate citizen.
Diversity, Inclusion and Workplace Culture
We are committed to attracting, developing and retaining a highly qualified, diverse and dedicated work force. We promote a workplace culture of inclusiveness, dignity and respect for all employees as well as a safe, appropriate, and productive work environment. Accordingly, we prohibit unlawful harassment and discrimination at our work facilities, as well as off-site, including business trips, business functions, and company-sponsored events. These requirements also apply to employees during non-working hours if such actions adversely affect other employees. In particular, our Code of Conduct prohibits any form of degrading, offensive, or intimidating conduct based on a person’s race, color, ethnicity, national origin, ancestry, citizenship status, sex, gender identity and/or expression, sexual orientation, mental disability, physical disability, medical condition, neuro(a)typicality, physical appearance, genetic information, age, parental status or pregnancy, marital status, religion, creed, political affiliation, military or veteran status socioeconomic status or background, and any other characteristic protected by law.

Berry is similarly dedicated to this policy with respect to recruitment, hiring, placement, promotion, transfer, training, compensation, benefits, employee activities and general treatment during employment. The Compensation Committee has oversight responsibilities for the Company’s human capital management policies, processes and practices related to workforce diversity, wage and opportunity, equity, and inclusion. This includes reviewing the Company’s employment policies, processes and practices, as well as compensation and incentive structure, related to employee recruitment, retention and development, as well as succession planning, with a focus on the Company’s commitment to diversity, fairness and equality, and inclusion.

As a result of our efforts, we have attracted and retained highly talented and experienced women to our workforce in positions across our organization. Currently, our Board is approximately 30% women, our executive team is 20% women, our senior management team is 33% women, and our total workforce is approximately 19% women, which we believe is higher than the U.S. industry average based on available data.

At Berry, we believe that fair and equitable pay is an essential element of any successful organization and we offer comprehensive and competitive benefits to attract, motivate and retain exceptional talent. In addition, we assist our employees in meeting their career goals through a range of development tools, resources and opportunities.
Safety
We promote a safety first culture. We remind everyone to remain vigilant and report injuries so we can avoid them in the future. We make health and safety considerations an integral part of our day-to-day operations and incorporate them into the decision-making process for our Board, management and all employees. Meeting meaningful EH&S organizational metrics, including with respect to health and safety and spill prevention, is a part of our incentive programs for our entire workforce.

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We have had no fatalities among our employees or contractors since we began operating under new management in 2017. Moreover, our OSHA "total recordable incident rate," or "TRIR," which is a measure of the number of recordable occupational injuries or illnesses per 200,000 work hours (i.e. per 100 full-time workers per year) has been falling since that time. In 2020, we achieved TRIR was 0.5, which we believe is a record company low and below the U.S. oil industry average based on available data.
We also conduct pre-contract review of our contractor training records and health and safety programs and take various precautions including registration and training before contractors enter our worksites and periodic audits of compliance with our plans, programs and procedures.
Community Outreach
We seek to drive sustainable benefits in the communities where we operate through engagement, community service and charitable contributions. We focus our volunteer efforts and contributions to organizations and projects aligned with community focus areas and local needs. In addition, we participate in various recruitment outreach programs, including local university job fairs, career expos and internship opportunities, as well as middle school and high school educational sessions and career days. In 2020, we donated to a diverse group of more than 40 charitable organizations, contributing more than $150,000. A full list of organizations bry supports is available online at https://bry.com/about/community/.
In addition, we implemented new initiatives in 2020 to strengthen our communities and empower our employees to volunteer and donate, including:
1.Updating our Charitable Contribution Policy to allow for employees 11) to submit donation and sponsorship opportunities to the company for consideration, and 12) to apply for donation matching, up to a certain amount, for qualified organizations.
2.Establishing a company-sponsored volunteering program that provides employees with “paid time off” benefits to volunteer with organizations and participate in civic activities. Designed to support Diversity & Inclusion in the workplace, this program empowers employees to safely invest their time in accordance with their unique interests, beliefs, and priorities.
3.Participating in clothing and food drives for local homeless shelters and food banks.
4.Funding organizations and scholarships focused on equity, diversity and inclusion, and criminal justice reform.
Political Advocacy and Public Policy
We are committed to partnering with the state of California to bring affordable energy to all Californians in an environmentally sensitive and responsible manner. We build relationships with legislators, regulators and other policymakers by communicating and demonstrating our commitment to state goals and policies in the simultaneous pursuit of our corporate goals.
New and existing legislation and regulation can significantly impact the success of our business (please see "Regulation of Health, Safety and Environmental Matters" and "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information about the laws and regulations impacting our business). We have and will continue to proactively engage with the California executive and legislative branches and with regulatory agencies in order to realize the full potential of our resources in a timely fashion and in a manner that safeguards people and the environment and complies with existing laws and regulations. In addition to directly conversations with legislators, regulators, and others in government, we engage in the legislative and rule-making process both directly through lobbying, supporting candidates and political organizations that advance our corporate interests and indirectly through trade organizations.

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We support candidates and political organizations that share and advance our corporate interests. We do all of this ethically and in compliance with all federal, state and local laws, something we achieve by adherence to our policy on political engagement. In California, the Political Reform Act requires disclosure of campaign contributions regarding state and local candidates and expenditures made in connection with lobbying the State Legislature and attempting to influence administrative decisions of state government. Berry reports state and local political contributions and lobbying-related expenses as required by the Political Reform Act and Fair Political Practices Commission regulations. These reports are available on the California Secretary of State’s website: https://cal-access.sos.ca.gov/. and managers, including performance conversations and reviews. We conduct annual employee engagement surveys to understand employees’ views and measure the impact of our human capital management initiatives and programs.

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STOCKHOLDER ENGAGEMENT & COMMUNICATION WITH THE BOARD
Our relationship and on-going dialogue with YOU, our stockholders, is an important part of our Board’s and our executive team’s corporate governance commitment. Building trust with stockholders is important to us and is significantly aided by understanding stockholder viewpoints, priorities and motivations. This understanding and trust is key as we seek to optimize long-term benefits for the Company while reconciling sometimes disparate stakeholders’ wants and needs (investors, employees, customers, suppliers, etc.).
The Board welcomes communications from our stockholders and other interested parties. We actively seek input from our stockholders because we value the contribution stockholder engagement gives to overall business success. Our executives meet with stockholders regularly and discuss a variety of matters, including common investor interests, ESG matters and emerging issues. In 2020, we held discussions with stockholders representing over 76% of our outstanding stock in person or through telephone calls. We provide our Board with reports on the key themes and results of these discussions.
As part of our commitment to accountability and communication, in 2020, we established a dedicated and direct communication channel to the Company’s executive team and Board. The Board recommends that stockholders initiate communications with the Board (including the Board Chair, Lead Independent Director, the chair of any committee, the independent directors as a group and/or any Board member) by writing to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board (including the Chair and any Board committee) and, at the Corporate Secretary’s discretion, to forward those items deemed appropriate for the Board’s consideration as soon as reasonably practicable following receipt. Stockholders and other interested parties may communicate with our executive team or the Board (including the Board Chair, Lead Independent Director, the chair of any committee, the independent directors as a group and/or any Board member) by emailing StakeholderEngagement@bry.com or writing to the following address: Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.
Copies of our committee charters, Code of Conduct and Corporate Governance Guidelines are available without charge to any person who requests them. Requests should be directed to StakeholderEngagement@bry.com or Berry Petroleum Corporation, Attn: Corporate Secretary, 16000 N. Dallas Pkwy., Suite 500, Dallas, Texas 75248.

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PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm (also referred to as the "independent auditor") retained to audit our financial statements.

The Audit Committee has appointed and retained KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Board is submitting the selection of KPMG as independent auditor for ratification during the Annual Meeting. The Board and the Audit Committee believe the submission provides an opportunity for stockholders to communicate with the Board and the Audit Committee through their vote about an important aspect of corporate governance. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the selection of that firm as our independent auditor

Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of KPMG as our independent registered public accounting firm. If the selection of KPMG is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of KPMG is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of the Company and our stockholders.
KPMG has been our independent registered public accounting firm since February 2017. KPMG was also our predecessor company’s independent registered public accounting firm. The Audit Committee considers KPMG to be well-qualified and recommends that the stockholders vote for ratification of this appointment.
A representative of KPMG is expected to be present during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.
Voting Information and Related Matters
You may vote for, against, or abstain from voting on this Proposal 2. Approval requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter; a vote to ABSTAIN will have no effect on the outcome of this proposal.
If you are a stockholder of record and you submit your proxy card (whether by mail, online or phone), the appointed proxies will vote your shares in accordance with your instructions. If you do not indicate how the proxies should vote, the proxies will vote your shares for this proposal.
If you hold shares through a broker, bank or other nominee, the nominee will have discretionary authority to vote on this proposal, and a vote to ABSTAIN will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

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OTHER AUDIT COMMITTEE MATTERS
The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of our independent auditor (also referred to as our "independent registered public accounting firm"); this includes reviewing the independence and quality control procedures of the independent auditor, and reviewing and evaluating the lead partner of the independent auditor. As stated above, KPMG has served as our independent auditor since February 2017, and was also the independent auditor for our predecessor). The Audit Committee has approved KPMG to serve as independent auditor for the fiscal year ending December 31, 2021.
Audit and Other Fees
The table below sets forth the aggregate fees billed by KPMG, our independent registered public accounting firm, with respect to the last two fiscal years; the Audit Committee pre-approved all of the services provided by the independent auditor.

	2020	2019

Audit Fees(1)	$979,000	$1,124,650
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(3)	—	—
Total Fees	$979,000	$1,124,650
________________
(1)    Audit Fees include fees necessary to perform the annual audit and quarterly reviews of our consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, consents, other attestation services, and assistance with, and review of, documents filed with the SEC. These fees also include accounting consultations performed in conjunction with these audits.
(2)    No Audit-Related Fees were incurred in 2020 or 2019.
(3)    No Tax Fees or Other Fees were incurred in 2020 or 2019.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services performed by the independent auditor. Although no non-audit services have been performed to date, if any were proposed to be provided, the Audit Committee would consider, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee chair has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee for ratification at a subsequent meeting. The duties of the Audit Committee with respect to the independent registered public account firm are further described in the “Audit Committee Charter”, which is described in this Proxy Statement and a copy of which is posted on our website.
Report of the Audit Committee
The Audit Committee is appointed by the Board of the Company to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of the Company’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.
Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial

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statements and expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2020. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and communications from the independent registered public accounting firm regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by applicable standards adopted by the PCAOB, including matters concerning the independence of the independent registered public accounting firm. The Audit Committee has discussed with KPMG, KPMG’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors,

Renée Hornbaker, Chair Brent Buckley, Member Anne Mariucci, Member Eugene Voiland, Member
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION
We are currently considered an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. As such, we are subject to reduced compensation disclosure requirements and we are required to provide only the "Summary Compensation Table" and the "Outstanding Equity Awards at Fiscal Year End Table," together with limited narrative disclosures regarding executive compensation for our last completed fiscal year. Additionally, our reporting obligations extend only to our principal executive officer plus our two other most highly compensated officers who served as executive officers during the last completed fiscal year (such persons referred to herein as "Named Executive Officers" or "NEOs"). As a matter of good governance and in furtherance of our commitment to transparency and proactive stockholder engagement, we have included robust narrative disclosures and we invite investor communication about our executive compensation objectives, principles, policies, and practices.

For purposes of this Proxy Statement, our Named Executive Officers are:

Name	Principal Position & Title

A. Trem Smith	Chief Executive Officer and President (Board Chair)
Cary Baetz	Executive Vice President and Chief Financial Officer (Board member)
Danielle Hunter	Executive Vice President, General Counsel and Corporate Secretary
Overview of Executive Compensation
Our compensation program is designed to closely align the interests of our employees, including those of our executives, with the long-term interests of our stockholders, while also providing the competitive compensation necessary to attract and retain critical talent. Our executive compensation program is overseen by our Compensation Committee, with input from our executive team and an independent compensation consultant. Among other matters, the Compensation Committee is responsible for setting compensation and making compensation-related decisions for our executive officers and evaluating their performance for compensatory purposes; the Committee also oversees the Company's incentive compensation programs. The table below summarizes the components of our compensation program, and how those have been structured to incentivize our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential rewards:

Component	Purpose	Key Facts About Executive Compensation

Salary: Cash	•Attract and retain talent •Only fixed component - provides a base level of competitive compensation when all other elements are variable and at risk	•Salaries targeted market median at time of hire; no increases have been implemented

Short-Term Incentives (“STI”): Cash Award
•Support our strategic priorities, incentivize performance under the annual plan and foster a pay-for-performance culture
•100% is at risk and performance-based
•Performance criteria and design established annually

•Target opportunity has remained flat since IPO
•Award amount earned based on achievement of established organizational and individual performance metrics:
a.2019 payout: 56% of target
b.2020 payout: 126% of target
•No guaranteed payout; Compensation Committee has ultimate discretion

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Long-Term Incentives (“LTI”): Stock-Based Award
•Ensures strong alignment with stockholder interests and incentivizes long-term value creation
•At risk, mix of performance- and time-based vesting criteria, with realizable compensation based ultimately on stock price:
a.60% performance-based
i.2019 & 2020: combination of Relative TSR and Absolute TSR
ii.2021: 50% based on combination of Relative TSR and Absolute TSR and 50% based on CROIC (TSR and CROIC defined below)
b.40% time-based

•Grant date values held flat for 2019 and 2020. Decreased the 2021 grant date values by 31% on average, resulting in a 5% decrease in the number of shares awarded, in light of (a) disciplined share management and the decreased stock price relative to prior years and (b) compensation peer group benchmarking data
•Due to stock price declines, and TSR performance under the established criteria, as of 12/31/20 the 2019 & 2020 LTI awards were only worth approximately 23% of the grant date value
•Only 20% of the 2019 PSUs were eligible to vest; the lack of Absolute and Relative TSR performance resulted in the remainder being forfeited on the February 28, 2021 vesting date

We believe that the higher an individual’s position is within the Company, the greater the percentage of their compensation that should be at risk and based on performance to ensure the highest level of accountability to stockholders. This translates to an executive compensation program that strongly links the pay realized by our executives to the performance of the Company and the returns delivered to our stockholders. The 2020 compensation pay mix earned by or awarded to our CEO and other NEOs for 2020 was primarily at-risk and long-term, and the majority was performance-based.

PAY MIX OF CEO
7%
18%
66%
Salary
STI-Performance Based
LTI-Performance Based
LTI-Time Based

At-Risk: 93%	At-Risk: 91%
Performance-Based: 75%	Performance-Based: 75%

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Our executive compensation program reflects prevailing governance standards and many best practices features intended to strongly align compensation with stockholder interests, support short- and long-term objectives, and drive long-term value creation. The following is a summary of some of our executive compensation practices and policies:

✓ What We Do
✓100% of STI cash awards are at risk and performance-based
✓60% of executive LTI equity awards are performance-based, and 100% are at-risk
✓Incentive plans designed to motivate actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential rewards, without motivating activities that create excessive or inappropriate risks for the Company
✓Meaningful stock ownership guidelines and holding requirements for executive officers
✓Clawback policy provides for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards in the event of a restatement of financial statements due to misconduct of executive officers
✓Employment agreements with our executive officers contain “double trigger” change of control severance provisions
✓The Compensation Committee routinely receives data, analysis and advice from an independent compensation consultant
✓Our pay policies and practices are designed to ensure fair, competitive and performance-driven pay. Pay parity is an ongoing commitment and we continuously monitor the competitiveness, equity and overall appropriateness of our compensation system

U What We Don't Do
U No uncapped incentives and no guaranteed bonuses (100% of STIP has minimum performance requirements to receive any payout)
U No special or multi-year guaranteed equity grants
U No extraordinary perquisites or non-qualified retirement benefits
U No hedging or pledging of Company stock.
U No perquisites or other compensatory arrangements for former executives
U No excessive change in control severance payments or tax gross-ups
U No backdating, repricing, buyout, voluntary surrender, replacing or exchange of underwater stock options / stock appreciation rights without prior stockholder approval
U Sound change in control definition means no risk of payment outside of an actual change in control occurring

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Summary Compensation Table
The following table summarizes the compensation earned by our Named Executive Officers for services rendered during each of the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

A. Trem Smith Board Chair, Chief Executive Officer and President	2020	$650,000	$7,966,146	$854,750	$120,891	$9,591,787
	2019	$650,000	$4,200,000	$364,000	$118,892	$5,332,892

Cary Baetz Executive Vice President and Chief Financial Officer	2020	$500,000	$3,793,408	$657,500	$36,174	$4,987,082
	2019	$500,000	$2,000,000	$280,000	$49,506	$2,829,506

Danielle Hunter(4) Executive Vice President, General Counsel and Corporate Secretary	2020	$384,135	$3,627,439	$558,875	$57,347	$4,627,796
	2019	n/a	n/a	n/a	n/a	n/a
(1)    Amounts reported reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 (“ASC 718”), of the awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted to each Named Executive Officer. The number of RSUs and PSUs granted was determined by dividing the Compensation Committee established value of such grants (which for 2020, was $4,200,000 for Mr. Smith, $2,000,000 for Mr. Baetz, and $1,912,500 for Ms. Hunter; and for 2019, was $4,200,000 for Mr. Smith and $2,000,000 for Mr. Baetz (Ms. Hunter was not employed by the Company in 2019)) by the market price of a share of common stock at the close of the market on the grant dates of March 1, 2020 and 2019 (which was $6.37 and $12.75, respectively). The aggregate grant date fair value reflected in the table above was calculated as follows: (a) for the RSUs, by multiplying the number of RSUs granted by the value of a share of our common stock on the date the number of shares per award was known by the executive and (b) for the PSUs, using a Monte Carlo Simulation Model which was a per share value of $15.89 and $12.75 in 2020 and 2019, respectively. For additional information, please see Note 6 of our Annual Report on Form 10-K for each of the years ended December 31, 2020 and 2019, as well as “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan” in this Proxy Statement.
(2)    Amounts represent cash bonus awards earned under the the Short-Term Incentive Plan based on performance during such year. See “—Narrative Disclosure to Summary Compensation Table—Short-Term Incentive Plan” for additional information.
(3)    Amounts reported in the “All Other Compensation” column include Company matching contributions to the Named Executive Officers’ 401(k) plan accounts and California tax reimbursements; as well as relocation expenses for Ms. Hunter pursuant to the Company's standard relocation policy, as further detailed in the following table and further described in “—Additional Narrative Disclosure—Employment Agreements” and “—Narrative Disclosures to Summary Compensation Table—Other Compensation Elements.”
(4)    Ms. Hunter began employment with us in January 2020 and, as such, she did not receive any compensation from us for the 2019 fiscal year. The table reflects the prorated amount of her $425,000 annual base salary earned in 2020.

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Named Executive Officer	Year	Company 401(k) Plan Contributions ($)	California Tax Reimbursements ($)	Other ($)	Total ($)

A. Trem Smith	2020	$15,000	$105,891	$—	$120,891
	2019	$16,800	$102,092	$—	$118,892

Cary Baetz	2020	$12,692	$23,482	$—	$36,174
	2019	$16,800	$32,706	$—	$49,506

Danielle Hunter	2020	$7,846	$4,849	$44,652	$57,347
	2019	n/a	n/a	n/a	n/a
Narrative Disclosure to Summary Compensation Table
The Compensation Committee engaged Longnecker & Associates ("Longnecker") to advise the Committee in reviewing our compensation program and setting 2020 executive compensation, as well as that for 2019. Specifically, among other matters, Longnecker assisted in the design of our our short-term and long-term incentive programs, as well as negotiating amendments to the Employment Agreements (as defined and described below) with our executive officers in 2020, and provided comparative market data and trends on compensation practices and programs based on an analysis of our peer companies and other factors. Representatives of Longnecker regularly communicated with our Compensation Committee Chair and participated in Compensation Committee meetings, including executive sessions without management.
In October 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant. Meridian assisted the Committee in evaluating the achievement of performance objectives and determining the earned payouts under the 2020 STIP (as defined and discuss below). Meridian also advised the Compensation Committee in reviewing our compensation program and practices and setting our 2021 executive compensation, as further discussed in "—Additional Narrative Disclosure—2021 Compensation Decisions," as well as non-employee director compensation, as further discussed in "Director Compensation."
Base Salaries
The Compensation Committee reviewed the base salaries of Mr. Smith and Mr. Baetz to determine if they remained appropriately positioned against the market data and internally aligned, and as a result the Compensation Committee decided to make no changes for 2020 based on, among other factors, each of their position relative to peer group compensation data. Salaries for Mr. Smith and Mr. Baetz have remained flat, in the amounts provided for in their respective Employment Agreements (as defined and discussed in “—Additional Narrative Disclosure—Employment Agreements”) since joining us in 2017.
Ms. Hunter joined us in January 2020 and her 2020 annual base salary of $425,000 was approved by the Compensation Committee at that time, considering among other factors, her experience, scope of responsibilities, internal alignment and peer group compensation data.
Short-Term Incentive Plan (“STIP”)
As discussed below, under the Employment Agreements, each NEO is eligible to receive an annual cash bonus award with a target value equal to 100% of the executive's annual base salary and a maximum payout at up to 200% of that target value. However, the Compensation Committee has the discretion to set the target value, as well as the maximum payout opportunity each year.

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The purpose of the STIP is to promote the achievement of financial, operational, safety and environmental, and strategic results that are aligned with our short- and long-term objectives and incentive the creation of stockholder value. The STIP design, including the performance measures and the weighting of those metrics, are determined by the Compensation Committee on an annual basis in connection with the Board's approval of our annual budget and plan. Separately, while the Compensation Committee has adopted and fully endorses a formula-driven approach for bonuses generally, it also retains the right to grant strategic discretionary cash awards in such amounts and subject to such terms as the Compensation Committee determines to be appropriate - which it may choose to exercise to account for extraordinary matters, such as macroeconomic events and other events beyond management’s control. The Compensation Committee may also exercise negative discretion in determining the amount of aggregate or individual STI awards, for example due to economic conditions at the time of the payout.
On February 4, 2020, the Compensation Committee approved the initial STIP for 2020 (the "Initial 2020 STIP"), which was based on the Company’s initial 2020 budget and plan approved by the Board that same day. The broad economic repercussions and impact on the oil and gas industry from the unprecedented dual impact of a severe global oil demand decline due to the COVID-19 pandemic coupled with a substantial increase in supply from Opec+’s actions (specifically, the Saudi Arabia and Russia commodity pricing wars) rendered the initial 2020 plan unviable. Accordingly, on March 30, 2020, the Board approved modifications to the initial 2020 budget and plan. Among other changes, the modified 2020 budget and plan reflected reduced capital expenditures and a corresponding change in operating strategy to maintain production. During that Board meeting, it was agreed that it was necessary and appropriate to similarly modify the Initial 2020 STIP as it would apply to the remainder of the year, as it was no longer well-aligned to the critical strategic priorities for the remainder of the year of increasing our cash position, maintaining ample flexibility and liquidity, maximizing our operating efficiencies and reducing our cost structure.
Longnecker advised the Compensation Committee, providing market data and recommendations for modifying the Initial 2020 STIP as it would apply to the remainder of the year. The Compensation Committee also sought input from the CEO, CFO and General Counsel, and separately reviewed the information with Longnecker. It was ultimately determined that the Initial 2020 STIP would apply as approved for the Company's first quarter performance, and that the environmental and safety metrics goals would continue to apply for the year; however, modified financial goals for the remainder of the year were necessary. On May 22, 2020, the Compensation Committee approved the following modifications to the Initial 2020 STIP (as modified, the "2020 STIP") to ensure the 2020 STIP performance criteria were aligned with our critical objectives and strategic areas of focus for the remainder of the year, which had significantly changed:
1.Given the tremendous uncertainty and unprecedented conditions, weighting was shifted such that 50% of the STI opportunity became discretionary based on strategic individual performance goals, with the remaining 50% based on organizational financial and environmental and safety metrics; the operational metric - production - was removed. The following table compares the weighting of the performance objectives between the Initial 2020 STIP and the 2020 STIP for each NEO:

	Individual (Strategic)	Financial	Operational	Environmental & Safety

A. Trem Smith
Initial	30%	50%	10%	10%
Modified	50%	40%	--	10%
Cary Baetz
Initial	20%	60%	10%	10%
Modified	50%	40%	--	10%
Danielle Hunter
Initial	15%	40%	30%	15%
Modified	50%	40%	--	10%

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2. For the portion of the organizational performance objectives based on financial metrics, (a) the metrics and goals from the Initial 2020 STIP were maintained to apply to first quarter performance and (b) for the remainder of the year, (i) the Non-Energy Opex and Adjusted G&A goals were modified to represent successful achievement of the modified 2020 budget and plan, and (ii) Adjusted Levered Free Cash Flow replaced Adjusted EBITDA.

3. The metrics and goals of the environmental and safety portion of the organizational performance objectives remained unchanged from the Initial 2020 STIP.

4. With respect to the individual performance objectives, where still relevant, the individual goals were maintained; otherwise, the goals tailored to reflect new plan, priorities, and strategies.

2020 STIP ORGANIZATIONAL PERFORMANCE OBJECTIVES: FINANCIAL AND SAFETY GOALS (Quantitative, Interpolation)
MEASURE	UNIT	THRESHOLD	TARGET	OUTPERFORM	ACTUAL

Financial – January 1 through March 31
Non–Energy Opex(1)	$/BOE	17.14	15.58	14.02	13.83
Adjusted EBITDA(2)	M$	61,104	67,893	74,682	73,689
Adjusted G&A(3)	$/BOE	4.83	4.39	3.95	4.7
Financial – April 1 through December 31
Non–Energy Opex(1)	$/BOE	16.34	14.86	13.37	13.2
Adjusted Levered Free Cash Flow(4)	M$	88,325	98,139	107,953	114,481
Adjusted G&A(3)	M$	37,058	33,689	30,320	36,368
Safety – January 1 through December 31
Lost Time Incident Rate (LTIR)(5)	Ratio	0.75	0.5	0.25	0
Total Recordable Incident Rate (TRIR)(6)	Ratio	1.25	1	0.75	0.5
Value Lost(7)		$750	650	550	466
________________
(1) Non–Energy Opex = Total Opex – Fuel – Elec Rev – Hedge Impact – STI Costs – LTI Costs
• Total Opex = Lease Operating Expenses + Electricity Generation Expenses + Transportation Expenses + Marketing Expenses – Electricity Sales –Transportation Sales – Marketing Sales +/– Gas Derivative Settlements for Gas Purchases

(2) Adjusted EBITDA, and further excluding STI costs
• Adjusted EBITDA = Earnings + Interest Expense +/– Income Taxes + Depreciation, Depletion, and Amortization +/– Derivative Settlements (oil sales and gas purchases) + Impairments + Stock Compensation Expense (LTI Costs) +/– and Other Unusual, Out–Of–Period and Infrequent Items (including COVID–19 Related Costs)

(3) Adjusted G&A (which excludes non–recurring costs and stock compensation expense LTI costs) – STI costs

(4) Adjusted Free Cash Flow = Adjusted EBITDA – capital expenditures – cash interest expense – dividends for Q1 2020 only + lost margin due to production shut-in or storage +/– any variance in differentials

(5) LTIR calculated in alignment with OSHA methodology = Number of Lost Time Cases x 200,000 / Number of Employee Labor Hours Worked

(6) TRIR calculated in alignment with OSHA methodology = Number of OSHA Recordable Cases x 200,000 / Number of Employee Labor Hours Worked

(7) Value Lost calculated in alignment with API standards and industry practices = based on direct costs of EHS incidents, such as the cost of repairs or replacement, cleanup, material disposal, environmental remediation and emergency response; excludes indirect cost, such as business opportunity, business interruption and feedstock/product losses, loss of profits due to equipment outages, cost of obtaining or operating temporary facilities, or cost of obtaining replacement products to meet customer demand. Value Lost is reported by the field and tracked in the EHS measures per the following steps: An EHS incident is reported to the H&S team, including estimated cost to the extent known at the time; the event is added to the EHS incident log and the EHS measures (with a placeholder for missing cost data); H&S team works with operations, field services, and/or construction team to capture costs through remediation.

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All employees, including all executives, were subject to the same organizational metrics and goals; although the weighing of those metrics varied by individual. For executives, payout on achievement of the organizational performance metrics is calculated as follows:
•0% if achievement less than Threshold
•50% upon achievement of Threshold
•100% upon achievement of Target
•200% upon achievement of Outperform
For performance between “Threshold” and the “Target” and between “Target” and the “Outperform,” linear interpolation is used to determine the payout percentage. Payout on achievement of the individual performance goals was subject to the sole discretion of Compensation Committee, and generally expected to be capped at target.
Our 2020 results under the organizational performance component yielded an average payout of 160% for all executives and for the individual objectives portion, the average payout was 91% of target for all executives. The aggregate 2020 STIP payout to the Named Executive Officers was approximately 131% of target in total.
Long-Term Incentive Plan ("LTIP").
As discussed below, the Employment Agreements provide that the NEO's are eligible to receive annual LTI equity awards with an aggregate grant date value contemplated to not be less than equal to (i) for Mr. Smith, three times the sum of his annual base salary plus STI target value and (ii) for Mr. Baetz and Ms. Hunter, three times the executive's annual base salary. However, the Compensation Committee has full discretion to determine the amount, as well as the structure, type, performance design and other terms and conditions, on an annual basis.
Since our IPO, the annual LTI awards granted to our executive officers were: 40% restricted time-based stock units ("RSUs") and 60% performance-based stock units ("PSUs"). This mix reflects our appreciation for the retentive value of time-based awards, and belief that well-rounded long-term equity-based compensation should provide executives with an amount of time-based awards to avoid incentivizing excessive risk taking. The details of the 2020 LTI awards, granted March 1, 2020, to our Named Executive Officers are summarized below:
Restricted Stock Units (“RSUs”): The number of RSUs granted to each NEO was determined by dividing the value of such award, as established by the Compensation Committee, by the market price of a share of common stock at the close of the market on the grant date, which was $6.37. These RSUs are subject to a time-based vesting schedule, vesting in equal annual increments on the first, second and third anniversary of the grant date (also subject to continuous employment through each vesting date, with certain exceptions specified in the award agreements and described under “—Potential Payments Upon Termination or Change in Control.”).
Performance Stock Units (“PSUs”): The number of PSUs granted to each NEO was determined by dividing the value of such award, as established by the Compensation Committee, by the market price of a share of common stock at the close of the market on the grant date, which was $6.37. The PSUs will vest, if at all, based on a total stockholder return (“TSR”) performance metric, measured as the capital gains per share of stock plus dividends paid assuming reinvestment, over the performance period from March 1, 2020 through March 1, 2023. The performance criteria is based on both absolute TSR (“Absolute TSR”) and relative TSR (“Relative TSR”) ranking our TSR to the TSR of the companies in the Vanguard World Fund - Vanguard Energy ETF index during the performance period. The table below shows the percentage of the PSUs earned with respect to the Absolute TSR and Relative TSR performance achieved (subject to continuous employment through the performance period, with certain exceptions specified in the award agreements and described under “—Potential Payments Upon Termination or Change in Control.”).

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Relative TSR (Vanguard Energy ETF)	1	120%	140%	160%	180%	200%	200%	200%	200%	200%
	2	100%	120%	140%	160%	180%	180%	180%	180%	180%
	3	80%	100%	120%	140%	160%	160%	160%	160%	160%
	4	60%	80%	100%	120%	140%	140%	140%	140%	140%
	5	50%	60%	80%	100%	120%	120%	120%	120%	120%
	6	40%	50%	60%	80%	100%	100%	100%	100%	100%
	7	20%	40%	50%	60%	80%	80%	80%	80%	80%
	8	—%	20%	40%	50%	60%	60%	60%	60%	60%
	9	—%	—%	20%	40%	50%	50%	50%	50%	50%
	10	—%	—%	—%	20%	40%	40%	40%	40%	40%
	11	—%	—%	—%	—%	20%	20%	20%	20%	20%
	12	—%	—%	—%	—%	—%	—%	—%	—%	—%
	13	—%	—%	—%	—%	—%	—%	—%	—%	—%
		<(20)%	(15)%	(10)%	(5)%	—%	5%	10%	15%	>20%
	Absolute TSR (Berry)
Other Compensation Elements
We offer participation in a broad-based retirement plan intended to provide benefits under section 401(k) of the U.S. Internal Revenue Code pursuant to which our employees, including our Named Executive Officers, are permitted to contribute a portion of their eligible compensation to a tax-qualified retirement account. We also provide discretionary matching contributions under the 401(k) plan currently equal to 100% of the first 3% of eligible compensation contributed to the 401(k) plan. All matching contributions vest immediately.
Through 2019 and the first part of 2020, we provided discretionary matching contributions under the 401(k) plan equal to 100% of the first 6% of eligible compensation contributed to the 401(k) plan. However, due to industry conditions and uncertainty about the extent of the potential impact of the COVID-19 pandemic, we suspended the matching contributions effective May 31, 2020, before reinstating it at this lower level effective January 1, 2021.

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Outstanding Equity Awards at 2020 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2020.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock that Had Not Vested (#)(1)		Market Value of Shares or Units of Stock that Had Not Vested ($)(1)

A. Trem Smith
RSUs	03/01/2019	87,843	(2)	$323,262
PSUs	03/01/2019	197,647	(3)	$727,341
RSUs	03/01/2020	263,736	(2)	$970,548
PSUs	03/01/2020	395,604	(4)	$1,455,823
Cary Baetz
RSUs	03/01/2019	41,830	(2)	$153,934
PSUs	03/01/2019	94,118	(3)	$346,354
RSUs	03/01/2020	125,589	(2)	$462,168
PSUs	03/01/2020	188,383	(4)	$693,249
Danielle Hunter
RSUs	03/01/2020	120,094	(2)	$441,946
PSUs	03/01/2020	180,141	(4)	$662,919
________________
(1)    Represents equity awards outstanding as of December 31, 2020. These amounts are calculated by multiplying the number of outstanding awards on December 31, 2020 by the closing price of a share of our common stock on such date, which was $3.68.
(2)    One-third of the RSUs vest on each of the first three anniversaries of the grant dates.
(3)    These PSUs vested on February 28, 2021 based on a performance period of July 26, 2018 through December 31, 2020. Pursuant to applicable SEC rules, these awards are presented at target. However, based on achievement of the specified performance criteria, only 20% of the eligible PSUs were eligible to vest; accordingly, 39,529 shares vested and were delivered to Mr. Smith and 18,824 shares vested and were delivered to Mr. Baetz, with the remainder being forfeited. For additional information, including about the performance-based vesting requirements, please see “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan—Performance Stock Units (PSUs)” in this Proxy Statement.
(4)    These PSUs will vest on March 1, 2023 based on performance period of March 1, 2020 through March 1, 2023. Pursuant to applicable SEC rules, these awards are presented at target. For additional information, including discussion of the performance-based vesting requirements, please see “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan—Performance Stock Units (PSUs)” in this Proxy Statement.

Due to stock price declines, and relative and absolute TSR performance under the established criteria for the PSUs, the equity awards held by our NEOs were, as of December 31, 2020, only worth approximately 23% of the grant date value. Among other factors, based on achievement of the TSR performance criteria during the period period that ended December 31, 2020, only 20% of the PSUs granted March 1, 2019 were actually eligible to vest; on February 28, 2021, 39,529 shares vested and were delivered to Mr. Smith and 18,824 shares vested and were delivered to Mr. Baetz, with the remainder being forfeited.

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Additional Narrative Disclosure
2021 Compensation Decisions
Meridian assisted and advised the Compensation Committee in assessing our compensation program and practices and analyzing the comparative total compensation of our executive officers. This first involved recommending a new compensation peer group, then providing the Committee with comparative compensation data from the new peer group, as well as industry data, trends and other information. In addition to assessing executive base salaries, STI award opportunities, and LTI award opportunities, Meridian assisted the Compensation Committee in the design of our 2021 STIP and LTIP programs. Key points of our 2021 executive compensation program are as follows:

Component	Action	Primary Rationale

Salaries	All held flat, same as reflected in Employment Agreements a.No increase since hire	Position is currently competitive relative to peer group market levels
STIP	Opportunity target values held flat, same as reflected in Employment Agreements a.No increase since hire	Position is currently competitive relative to peer group market levels
	Reduced the number of organizational performance metrics from 7 to 5	More focused alignment with our strategy and financial outcomes
	Reduced weighting of individual performance component, which provide a discretionary element to the STIP, from 50% to 20%-30% as was typical pre-pandemic	Peer and industry practice; return to pre-pandemic / Initial 2020 STIP levels
LTIP	Average 31% decrease in grant date value compared to 2020 (average 16% decrease compared to employment agreement target values); average 5% decrease in the number of shares underlying equity awards	Decreased stock price relative to prior year; position relative to peer group; preserve shares and manage dilution and run rates
	Maintained a mix of 60% performance-based and 40% time-based and added a financial metric for ½ of the PSUs: a.50% of PSUs continued to use Absolute TSR + Relative TSR b.50% of PSUs now based on CROIC	Preserve strong performance alignment; E&P investor focus and company priorities on free cash flow and capital efficiency
Employment Agreements
We have Employment Agreements (herein so called) with each of our Named Executive Officers that provide the NEOs with (a) an annualized base salary of $650,000 for Mr. Smith, $500,000 for Mr. Baetz and $425,000 for Ms. Hunter; (b) eligibility to receive an annual short-term incentive cash award with a target opportunity equal to 100% of the executive's annual base salary (as further described below in “—Narrative Disclosures to Summary Compensation Tables—Short-Term Incentive Plan”); (c) eligibility to receive annual long-term incentive equity awards with an aggregate grant date value equal to (i) for Mr. Smith, three times the sum of his base salary plus STI target value and (ii) for Mr. Baetz and Ms. Hunter, three times the sum of the executive's base salary (as further described in “—Narrative Disclosures to Summary Compensation Table—Long-Term Incentive Plan”); and (d) a tax gross-up payment to the extent any of their compensation is subject to California state income taxes. Ms. Hunter's employment agreement also provide for the reimbursement of relocation expenses pursuant to the Company's standard relocation policy. Pursuant to the Employment Agreements, the amount of each NEO's base

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salary, STI target value and LTI awards are subject to review and determination by the Compensation Committee on an annual basis.
We amended and restated the Employment Agreements effective March 1, 2020 to, among other things, provide (i) for an initial term of three years, with automatic one-year renewal terms unless either party provides notice of non-renewal of the agreement, (ii) modify the termination of employment and change in control benefits provided to the Named Executive Officers, as described below in the section titled “—Additional Narrative Disclosure-Potential Payments Upon Termination or Change in Control,” (iii) provide for certain restrictive covenants for a two year period following a termination of the Named Executive Officer’s employment for any reason, and (iv) made certain immaterial changes to harmonize the terms among the Named Executive Officers’ employment agreements. All other material terms contained in the Employment Agreements remain substantially unchanged.
The Employment Agreements contain certain restrictive covenants, including non-competition and non-solicitation covenants that are applicable during the executive’s term of employment and following a termination of employment. In each case, such restrictive covenants would be applicable for a period of two years following a termination of employment. The Employment Agreements also include restrictions on the disclosure or use of confidential information. The Employment Agreements also provide for certain severance and change in control benefits as described below in "—Potential Payments Upon Termination or Change in Control."
Omnibus Incentive Plan
On June 27, 2018, our Board approved the Second Amended and Restated Berry Petroleum Corporation 2017 Omnibus Incentive Plan (the “Omnibus Plan”), which permits the grant of various types of stock, stock-based, and cash awards to employees, directors and consultants. The purpose of the Omnibus Plan is to foster a pay-for-performance culture by providing a means to design awards that incentivize actions that are aligned with the Company's short- and long-term strategic objectives, link the pay realized by our executives to the performance of the Company and the returns to our stockholders, and drive long-term value creation. The Omnibus Plan also helps to attract and retain critical talent by affording such individuals a means to acquire and maintain stock ownership or earn other compensation, the value of which is tied to the performance of the Company and best interest of stockholders.
Stock Ownership Guidelines for Executives
To ensure alignment with our stockholders’ interest, all executive officers are required by our stock ownership guidelines to own common stock in the Company, for our CEO, with a value of not less than five times such person's annual base salary and for our other executive officers, with a value of not less than three times such person's annual base salary. Each executive has five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such person is appointed an executive officer of the Company.
The Compensation Committee reviews the holdings of all executive officers on an annual basis to ensure compliance with the stock ownership guidelines. Until compliant, the executives are prohibited from selling or transferring any stock acquired through the vesting of LTI awards, subject to certain limited exceptions (for example, to satisfy any applicable tax withholding obligation due in connection with a LTI award vesting). Each of our executive officers is currently compliant or on track to reach compliance within the requisite five-year period.
Clawback Policy
Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by current and former executive officers of the Company who served as executive officers at any point during the periods covered by the restatement (for former officers, only until the third anniversary of such person's termination of employment with the Company) whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive

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compensation generally includes any cash, equity, equity-based or other award under the Omnibus Plan, including the LTIP, and STIP and/or other annual bonus or incentive plan of the Company.
Potential Payments Upon Termination or Change in Control
The following disclosures discuss the payments and benefits that each of our NEOs would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2020. As a result, the payments and benefits disclosed represent what would have been due and payable to our NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2020; this disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2020, unless specifically stated.
Termination of Employment under the Employment Agreements
Under the Employment Agreements, if the applicable Named Executive Officer’s employment is terminated without “Cause” (including due to death or disability), by the NEO for “Good Reason” or if we elect not to renew the term of the executive's Employment Agreement, in each case, other than during the 12-month period following a Sale of the Company, then the Named Executive Officer is eligible to receive salary continuation payments payable in 24 substantially equal monthly installments. The total amount of salary continuation payments are equal to two times the sum of the Named Executive Officer’s base salary and the value of the STI opportunity target value for the year in which the termination of the Named Executive Officer’s employment occurs. Each Named Executive Officer is also eligible to receive a lump-sum payment of any earned but unpaid STI award for the calendar year ending prior to the termination date and a prorated STI for the year in which the termination occurs. Each Named Executive Officer is also eligible for reimbursement up to 18 months of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under our group health plans.
The severance benefits described above are subject to the Named Executive Officer’s execution, delivery and non-revocation of a release of claims in favor of us and continued compliance with applicable restrictive covenants.
Under the Employment Agreements, “Cause” generally means, with respect to a Named Executive Officer, any of the following: (i) the repeated failure to fulfill his obligations with respect to his employment; (ii) a conviction of, or plea of guilty or no contest to, a felony or to a crime involving moral turpitude resulting in financial or reputational harm to us or any of our affiliates; (iii) engagement in conduct that constitutes gross negligence or gross misconduct in carrying out his job duties; (iv) a material violation of any restrictive covenant to which he is subject; (v) any act involving dishonesty relating to, and adversely affecting, our business; or (vi) a material breach of our written code of ethics or any of our other material written policies or regulations (and in the case of (i) and (vi), if able to be cured, remaining uncured for 30 days following written notice from us).
Under the Employment Agreements, “Good Reason” generally means the occurrence of any of the following without the Named Executive Officer’s written consent: (i) a material reduction in base salary, other than reductions of less than 10% as part of reductions to base salaries of all similarly situated executives; (ii) a permanent relocation of his principal place of employment by more than 30 miles; (iii) any material breach by us of any material provision of the Employment Agreement; (iv) our failure to obtain an agreement from any successor to assume the Employment Agreement; or (v) a material diminution in the nature or scope of the Named Executive Officer’s authority or responsibilities. Each of the conditions described above is subject to customary notice and cure provisions.
Termination of Employment in Connection with a Change in Control under the Employment Agreements
All benefits provided under the Employment Agreements are considered "double trigger", meaning that the Named Executive Officer must be terminated without Cause or for Good Reason within the 12-month period following a “Sale of the Company” in order to receive any benefits. In such event, the NEO's salary continuation payments will be increased to three times the sum of the NEO's base salary and the value of the STI opportunity target value for the year in which such termination occurs. Each Named Executive Officer is also eligible for

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reimbursement of up to 18 months of COBRA continuation coverage under our group health plans and, if the NEO is still receiving COBRA continuation coverage 18 months following such termination, the executive will be entitled to receive an additional payment in an amount not to exceed the value of 18 months of COBRA continuation coverage.
On March 4, 2021, in connection with approving the 2021 STIP, the Compensation Committee approved a standing policy applicable to all participants, including the NEOs, providing that upon a termination without Cause or for Good Reason within the 12-month period following a “Sale of the Company”, the current year STIP will payout at target for the executives and senior management, and will payout at target but on a prorated basis for other participants.
Under the Employment Agreements, “Sale of the Company” generally means the first to occur of (i) any “person” (other than Berry Petroleum Company, LLC (“Berry Petroleum”) and certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the then outstanding voting securities of Berry Petroleum or the combined voting power of Berry Petroleum; (ii) the directors of our Board as of the first day of such period (the “Incumbent Directors”), cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by a majority of the Incumbent Directors shall be considered an Incumbent Director for this purpose; and (iii) consummation of any reorganization, merger, consolidation, sale of at least 75% of Berry Petroleum’s assets or other business combination involving Berry Petroleum or any of its subsidiaries unless (a) the voting securities outstanding immediately prior to the combination continue to immediately following the combination, continue to represent more than 50% of the then outstanding voting securities immediately following the combination, (b) no person owns 50% or more of the then outstanding equity interests of Berry Petroleum or the successor entity or (c) a majority of the Board is comprised of Incumbent Directors following the combination.
Treatment of LTI Awards upon a Termination of Employment (not in connection with a Change in Control)
Pursuant to the award agreements governing outstanding awards held by each of the Named Executive Officers, upon a termination of employment without Cause or for Good Reason, (1) the RSUs will vest with respect to the number of RSUs that would have vested had the executive remained employed for 12 months following the termination date and be settled within 30 days of such termination and (2) a prorated portion of the PSUs will vest calculated based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the date of such termination and be settled within 60 days of such termination.

Upon a termination of employment due to death or disability, such RSUs and PSUs will be deemed 100% vested and will be settled within 30 days of such termination.
Upon a termination of employment for Cause or without Good Reason, the Named Executive Officer will forfeit all outstanding RSUs and PSUs. The definitions of “Cause” and “Good Reason” for purposes of the award agreements governing the RSUs and PSUs are the same definitions as those in the Employment Agreements and described above in "—Termination of Employment Under the Employment Agreements" apply to the LTI Awards as well.
Treatment of LTI Awards upon a Change in Control
Pursuant to the award agreements governing outstanding awards held by each of the Named Executive Officers, (1) all RSUs will vest 100% upon a “Change in Control” (as defined in the Omnibus Plan) and be settled within 30 days following such Change in Control and (2) all PSUs granted in 2020 and the CROIC PSUs granted in 2021 will vest based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the third business day prior to the “Change in Control” and be settled within 30 days following the date of such Change in Control; and (3) the TSR PSUs granted in 2021 will accelerate to vest based on the greater of 100% or actual performance determined based on a shortened performance period

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beginning on the first day of the original performance period and ending on the third business day prior to the “Change in Control” and be settled within 30 days following the date of such Change in Control.
“Change in Control” generally means: (i) any “person” (other than the Company and certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the Company; (ii) during any period of 24 consecutive calendar months, the “Incumbent Directors” cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by two-thirds of the Incumbent Directors shall be considered an Incumbent Director for this purpose; (iii) any reorganization, merger, consolidation or other business combination in which the voting securities outstanding immediately prior to the combination do not, immediately following the combination, continue to represent more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of us, our successor or any ultimate parent thereof after the combination; or (iv) (a) a complete liquidation or dissolution of us or (b) a sale or disposition of all or substantially all of our assets in one or a series of related transactions.

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DIRECTOR COMPENSATION
Our director compensation philosophy is designed to fairly and reasonably compensate the Company’s non-employee directors for the time, expertise and effort they devote to serving the Company and to align the interest of our directors with the long-term interests of our stockholders. In accordance with its charter, the Compensation Committee monitors trends and best practices in director compensation, and at least annually reviews the director compensation levels and practices in the same compensation peer group used for executive compensation review. The Compensation Committee’s independent compensation consultant advises the Committee in evaluating this data and assessing the adequacy and appropriateness of the Company's director compensation, targeting a compensation package that is around the median of the compensation peer group. The Compensation Committee then recommends to the Board for approval the director compensation program each year.
Components of Non-Employee Director Compensation
Annual compensation for our non-employee directors is comprised of cash and equity-based compensation, as set out in the table below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We do not pay for meeting attendance or provide any other benefits or perquisites to our non-employee directors.
For 2020, our non-employee director compensation program was structured as followed:

Compensation Element	Amount
Annual Cash Retainer	$75,000
Annual Equity Retainer	$150,000
Additional Cash Retainer - Lead Independent Director	$30,000
Additional Cash Retainer - Committee Chair	$30,000
Additional Cash Retainer - Committee Membership	$15,000

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The aggregate cash retainer due to each director for service on the Board and its committees is paid quarterly in arrears. The annual equity retainer comprises shares of restricted stock that vest in full on the one year anniversary of the grant date.
2020 Non-Employee Director Compensation
The table below summarizes the compensation earned by or paid to our non-employee directors, with the exception of Mr. Buckley, for the fiscal year ended December 31, 2020. Mr. Buckley does not receive compensation for his service as a non-employee director, as he is employed by one of our largest stockholders and has declined any compensation for his service as a director pursuant to his employer’s policy. Similarly, Messrs. Smith and Baetz, each of whom are executive officers of the Company, and also served on our Board during 2020, did not receive any additional compensation for their service as directors. The compensation received by each of Messrs. Smith and Baetz as a Named Executive Officer is shown in “Executive Compensation-Summary Compensation Table.”

Name	Fees Earned & Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Anne Mariucci	$152,500	$150,000	$302,500
Don Paul(3)	$115,000	$150,000	$265,000
C. Kent Potter(4)	$97,092	$150,000	$247,092
Eugene Voiland	$112,500	$150,000	$262,500
________________
(1)    The amount in this column reflects amounts earned for services rendered as a director in 2020.
(2)    Reflects the aggregate grant date fair value of 23,548 RSUs granted to each director during 2020 computed in accordance with ASC Topic 718, determined without regard to estimated forfeitures. The RSUs vested on March 1, 2021, the one year anniversary of the grant date.
(3)    Mr. Paul directed that $85,000 of his annual cash retainer fees be donated directly to the University of Southern California.
(4)    On Mr. Potter's retirement from the Board, effective November 7, 2020, this award of restricted stock was forfeited in full.
2021 Non-Employee Director Compensation Decisions
In February 2021, the Compensation Committee reviewed our director compensation program in consultation with the Committee's current independent compensation consultant, Meridian. Given the approximately 20% decline in the Company's stock price compared to the prior year, the Compensation Committee determined it was appropriate to reduce the grant date value of the equity retainer for 2021 by approximately 17%, and in doing so limit the increase in shares awarded compared to last year to 4%; the cash retainers for Board and committee service were held flat at the 2020 levels and will continue to be paid quarterly in arrears. On March 4, 2021, each of our non-employee directors (other than Mr. Buckley) was granted a restricted stock award with a grant date fair value of $124,409.
Director Stock Ownership Guidelines
To ensure alignment with our stockholders’ interest, all non-employee directors (other than Mr. Buckley, whose employer is one of our largest stockholders) are required by our stock ownership guidelines to own Berry common stock in an amount equal to or in excess of the value of five times their annual cash retainer for Board service. Each non-employee director has five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such director is first elected to the Board.
The Compensation Committee reviews the holdings of all non-employee directors on an annual basis to ensure compliance with the stock ownership guidelines. Until compliant, the participating non-employee directors are prohibited from selling or transferring any stock acquired through the vesting of the annual equity retainer grant, subject to certain limited exceptions. Each non-employee director (other than Mr. Buckley, who is exempt) is currently compliant or on track to reach compliance within the requisite five-year period.

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OTHER COMPENSATION INFORMATION
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2020, our last completed fiscal year, each of Ms. Mariucci and Messrs. Buckley, Paul and Voiland served on our Compensation Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
Equity Compensation Plan Information
The following table summarizes certain information related to the Omnibus Plan, which is the equity compensation plan under which our LTI Awards for executive officers and the equity retainers for non-employee directors are authorized for issuance as of December 31, 2020 (see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Omnibus Incentive Plan” for more information about the Omnibus Plan).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(2)

Equity compensation plans not approved by security holders(3)	4,520,989	N/A	4,395,440
________________
(1)     Reflects the number of securities to be issued upon vesting of (a) outstanding RSUs, which are subject to time-based vesting, plus (b) outstanding PSUs, which are performance-based in addition to time-based, and are calculated here assuming maximum achievement of the performance goals for the performance period.
(2)     The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon settlement of RSUs subject to time vesting and PSUs assuming maximum achievement of certain market-based performance goals over a specified period of time.
(3)     In connection with the IPO, our Board amended and restated the Company’s First Amended and Restated 2017 Omnibus Incentive Plan, which had amended and restated the Company’s 2017 Omnibus Incentive Plan (the “Prior Plans” and, collectively with the Omnibus Plan, the “Equity Compensation Plans”), which allowed us to grant equity-based compensation awards with respect to up to 10,000,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) under the Prior Plans), to employees, consultants and directors of the Company and its affiliates who perform services for the Company. The Omnibus Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents and other types of stock, stock-based and cash awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except when another date is indicated, the following table sets forth the beneficial ownership of our common stock, and shows the number of shares of common stock and respective percentages owned as of March 22, 2021 by:
•    each member of our Board;
•    each of our named executive officers;
•    all of our directors and executive officers as a group; and
•by each person known to us to beneficially own more than 5% of our outstanding common stock.
Except as otherwise noted, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been compiled from public filings or furnished by directors or Named Executive Officers, as the case may be. We have not sought to verify such information. Unless otherwise noted, the mailing address of each listed director or executive officer is c/o Berry Corporation, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. The percentages of ownership are based on 80,471,022 shares of common stock outstanding as of March 22, 2021.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers:
A. Trem Smith (Board Chair, Chief Executive Officer and President)(2)	387,409	*
Cary Baetz (Executive Vice President, Chief Financial Officer and Director)(2)	271,256	*
Danielle Hunter (Executive Vice President and General Counsel)(2)	24,341	*
Brent Buckley (Director)	—	—
Renée Hornbaker (Director)	—	—
Anne Mariucci (Director)	56,834	*
Don Paul (Director)	37,062	*
Eugene Voiland (Director)(3)	83,662	*
All current directors and executive officers as a group (10 persons)	944,651	1%
5% Holders
Benefit Street Partners(4)	12,703,275	16%
BlackRock, Inc.(5)	4,499,286	6%
CarVal Investors(6)	5,865,040	7%
Oaktree Capital Management(7)	12,913,313	16%
The Vanguard Group(8)	4,008,889	5%
________________
* less than 1%

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(1)    The amounts and percentages of common stock beneficially owned are reported based on SEC regulations. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes any derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this Proxy Statement. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.
(2)    See "Executive Compensation" for information about the long-term incentive equity awards held by the Named Executive Officers, which are not reflected in this table.
(3)    Includes 16,600 shares held indirectly through the Eugene and Linda Voiland Living Trust.
(4)    Based solely on a Schedule 13G/A filed by Benefit Street Partners L.L.C. and Thomas J. Gahan on February 16, 2021. The shares of Common Stock of the Company reported herein are held by Providence Debt Fund III L.P. (as to 3,204,532 shares), Providence Debt Fund III Master (Non-US) L.P. (as to 1,706,533 shares), SEI Institutional Investments Trust – High Yield Bond Fund (as to 445,831 shares), SEI Institutional Managed Trust – High Yield Bond Fund (as to 331,646 shares), SEI Global Master Fund plc – The High Yield Fixed Income Fund (as to 168,333 shares), U.S. High Yield Bond Fund (as to 77,488 shares), BSP Special Situations Master A L.P. (as to 3,732,671 shares), SEI Energy Debt Fund L.P. (as to 1,981,004 shares), and Landmark Wall SMA L.P. (as to 1,055,237 shares) (collectively, the “BSP Funds”). Benefit Street Partners L.L.C. (“BSP”) is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. BSP serves as the investment adviser to each of the BSP Funds. Thomas J. Gahan controls BSP through his indirect ownership of membership interests of BSP and as Chief Executive Officer of BSP’s sole managing member. As of December 31, 2020, the BSP Funds collectively held 12,703,275 shares of Common Stock of the Company. As a result, for purposes of Rule 13d-3 promulgated under the Act, each of Mr. Gahan and BSP may be deemed to share beneficial ownership of the 12,703,275 shares of Common Stock held in the aggregate by the BSP Funds, or approximately 16% of the shares of Common Stock of the Company deemed issued and outstanding as of December 31, 2020. The address for BSP and Mr. Gahan is c/o Benefit Street Partners L.L.C., 9 West 57th Street, Suite 4920, New York, NY 10019.
(5)    Based solely on a Schedule 13G filed by BlackRock, Inc. on February 2, 2021. BlackRock, Inc. has sole voting power over 4,425,497 shares of common stock, shared voting power over 1,769 shares of common stock, sole dispositive power over 4,499,286 and shared dispositive power over 1,769 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)    Based solely on a Schedule 13G/A filed by CarVal Investors, LP and the CarVal funds on February 11, 2021. Consists of (i) 684,707 shares of common stock held by CVI AA Lux Securities, S.à.r.l, (ii) 133,123 shares of common stock held by CVI AV Lux Securities S.à.r.l, (iii) 2,680,128 shares of common stock held by CVI CVF III Lux Securities S.à.r.l, (iv) 928,331 shares of common stock held by CVI CVF IV Lux Securities S.à.r.l, (v) 1,021,966 shares of common stock held by CVIC Lux Securities Trading S.à.r.l and (vi) 416,785 shares of common stock held by CarVal CGF Lux Securities S.à.r.l (collectively, the “CarVal funds”). The applicable CarVal fund and CarVal Investors, LP have shared voting and dispositive power over the shares held by such CarVal fund. The address for the CarVal funds is c/o CarVal Investors, LLC, 9320 Excelsior Boulevard, 7th Floor, Hopkins, MN 55343. The address for CarVal Investors, LP is 9320 Excelsior Boulevard, 7th Floor, Hopkins, MN 55343.
(7)    Based solely on a Schedule 13G/A filed by X Holdings, Xb Holdings, VOF Holdings and the other reporting persons named therein on February 16, 2021. Consists of (i) 2,272,759 shares of common stock held by Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”), (ii) 5,555,554 shares of common stock held by Oaktree Opportunities Fund X Holdings (Delaware), L.P. (“X Holdings”), and (iii) 5,085,000 shares of common stock held by Oaktree Opportunities Fund Xb Holdings (Delaware) L.P. (“Xb Holdings”). Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Fund GP, LLC (“Fund GP”) is the general partner of X Holdings and Xb Holdings; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole stockholder of VOF GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of VOF GP Ltd.; Oaktree Capital Management GP, LLC (“Management GP”) is the general partner of Management; Atlas OCM Holdings LLC (“Atlas”) is the sole managing member of Management GP; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc. (“BAM”) is the indirect owner of the class A units of each of OCG and Atlas; Partners Limited (“Partners”) is the sole owner of Class B Limited Voting Shares of BAM. Each of VOF Holdings, VOF GP, VOF GP Ltd., GP I, Capital I, Holdings I, Holdings, Management, Management GP, Atlas, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by VOF Holdings. Each of X Holdings, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by X Holdings. Each of Xb Holdings, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by Xb Holdings. The address for the foregoing persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Each of the foregoing persons disclaims beneficial ownership of the shares of common stock except to the extent of such person’s pecuniary interest in such shares.
(8)    Based solely on a Schedule 13G/A filed by The Vanguard Group on February 10, 2021. The Vanguard Group has shared voting power over 53,839 shares of common stock, sole dispositive power over 3,920,502 shares of common stock and shared dispositive power over 88,387 shares of common stock. The address for the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board has adopted a Related Persons Transactions Policy (the “Related Persons Transactions Policy”), which provides guidelines for the review and approval of transactions or arrangements involving the Company, on one side, and, on the other side, and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, any immediate family members of any of the foregoing and/or any entity that is owned or controlled by any of the forgoing and/or any of the forgoing has a substantial ownership interest or control of such entity (each, a “Related Person” and a “Related Persons Transactions”). As a matter of good corporate governance and to assist us in complying with SEC disclosure obligations, the Related Persons Transactions Policy specifically covers any transaction (i) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year, (ii) the Company is or will be a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
Any Related Persons Transactions are also subject to our Code of Conduct, which restricts our people from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct, conflicts of interest occur, among other scenarios, when private or family interests interfere, or appear to interfere, in any way with the Company's interests. Any waivers of these policies require approval by the Company's General Counsel who serves as compliance officer, or in the case of conflicts of our executive officers or directors, by the Board of Directors.
Procedures for Approval of Interested Transactions
We have multiple processes for reporting conflicts of interests and Related Persons Transactions. Under our Corporate Code of Business Conduct and Ethics, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to the Company' General Counsel or the Board of Directors, as appropriate.
As a best practice and matter of good corporate governance, we generally discourage any Related Persons Transactions because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in the Company’s best interests and the best interests of our stockholders. Pursuant to our Related Persons Transactions Policy, the Audit Committee should review the material facts of all Related Persons Transactions and either approve or disapprove entry into the Related Persons Transaction, subject to certain limited exceptions. If advance Audit Committee approval of a Related Persons Transaction is not feasible, then the Related Persons Transaction should be considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify entry into a Related Persons Transaction, our Audit Committee will take into account, among other factors, the following: (i) whether the Related Persons Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Related Persons Transaction is material to us.
Transaction with Related Persons
Registration Rights Agreement
On emergence from bankruptcy in 2017, Berry Corp. entered into a registration rights agreement with the members of the ad hoc creditors committee formed in connection with the bankruptcy proceedings (the “Ad Hoc Committee”), which included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. In June 2018, we amended and restated the registration rights agreement, and the parties to the registration rights agreement, as amended, included certain of our stockholders, including Benefit Street Partners,

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Oaktree Capital Management, the AllianceBernstein Funds, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. When we refer to the “Registration Rights Agreement,” we are referring to the registration rights agreement as amended and restated.
The Registration Rights Agreement generally required us to file a shelf registration statement with the SEC as soon as practicable. On December 12, 2018, we filed a registration statement to fulfill our obligations under the Registration Rights Agreement, registering the resale, on a delayed or continuous basis, of all Registrable Securities that were timely designated for inclusion by the holders (as specified in the Registration Rights Agreement). Generally, “Registrable Securities” includes (i) common stock we issued in 2017 under a plan of reorganization in connection with our emergence from bankruptcy and (ii) common stock into which the Series A Preferred Stock was converted, except that “Registrable Securities” does not include securities that have been sold under an effective registration statement or Rule 144 under the Securities Act or securities that have been transferred to a person other than a specified holder or a valid transferee.
The Registration Rights Agreement also requires us to effect demand registrations, which the specified holders may request to be underwritten, and underwritten shelf takedowns from the initial shelf registration if requested by holders of a specified percentage of Registrable Securities, subject to customary conditions and restrictions.
If we propose to file a registration statement under the Securities Act or conduct a shelf takedown with respect to a public offering of any class of our equity securities, the specified holders have “piggyback” registration rights to include their Registrable Securities in the registration statement, subject to customary conditions and restrictions.
The Registration Rights Agreement will terminate when there are no longer any Registrable Securities outstanding. A copy of the Registration Rights Agreement is filed with our Annual Report on Form 10-K for the year ended December 31, 2020.
Stockholders Agreement
In February 2017, Berry Corp. and the members of the Ad Hoc Committee, which included certain of our stockholders (including Benefit Street Partners, Oaktree Capital Management, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution) entered into a stockholders agreement which governed the election of directors to the Board and other governance matters. In July 2018, in connection with our IPO, we amended and restated that stockholders agreement. When we refer to the “Stockholders Agreement,” we are referring to the stockholders agreement as amended and restated. Under the Stockholders Agreement, we were required to take all necessary action to cause the following two individuals to be nominated for election as directors:
•the individual serving as our Chief Executive Officer; and
•one individual designated by Benefit Street Partners (for so long as Benefit Street Partners beneficially owns at least ten percent of the common stock beneficially owned by all of the parties to the Stockholders Agreement).
Benefit Street Partners had the right under the Stockholders Agreement to designate a director to fill any vacancy created by the resignation or removal of its designee.
Under the Stockholders Agreement, no member of the Stockholder Group (as defined in the Stockholders Agreement), nor any of their affiliates, will have any liability as a result of designating or nominating an individual to serve as a director for us, solely for any act or omission by such individual in her or her capacity as a director in accordance with the terms of the Stockholders Agreement.
The Stockholders Agreement terminated automatically on February 28, 2020.

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Nick Smith Employment Agreement
We have employed Nick Smith, who is the son of our Board Chair and Chief Executive Officer, as Director of Strategic Planning & Commercial Marketing since October 2, 2017. Mr. Nick Smith reports to our Chief Financial Officer. Consistent with market rates of compensation, for the period from January 1, 2020 through March 15, 2021, Mr. Nick Smith received total salary of approximately $290,411; long-term incentive stock awards with a grant date fair value of $203,478; short-term cash award of $155,150; California tax reimbursement amounts of $1,935; and Company 401(k) plan contribution of $7,527.

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ABOUT BERRY
Berry is an independent, publicly-traded upstream energy company, listed on NASDAQ trading under the symbol BRY. We are focused on the development and production of onshore, low geologic risk, long-lived conventional oil and gas reserves primarily located in California.
In the aggregate, our assets are characterized by high oil content. Most of our assets are located in the oil-rich reservoirs in the San Joaquin basin of California, which has more than 150 years of production history and substantial remaining oil in place. As a result of the substantial data produced over the basin’s long history, its reservoir characteristics are well understood, leading to predictable, repeatable, low geological risk and low-cost development opportunities. In California, we focus on conventional, shallow oil reservoirs, the drilling and completion of which are relatively low-cost in contrast to unconventional resource plays. We also have assets in the low-operating cost, oil-rich reservoirs in the Uinta basin of Utah and in the low geologic risk natural gas resource play in the Piceance basin in Colorado. As of December 31, 2020, we had estimated total proved reserves of 95 MMBoe, of which 87 MMBoe was in California. For the year ended December 31, 2020, we had average production of approximately 28.5 MBoe/d, of which approximately 88% was oil. In California, our average production for 2020 was 22.9 MBoe/d, of which 100% was oil.
We believe that the successful execution of our strategy across our low-declining, oil-weighted production base coupled with extensive inventory of identified drilling locations with attractive full-cycle economics will support our objectives to generate Levered Free Cash Flow to fund our operations, optimize capital efficiency, and return capital to stockholders, while maintaining a low leverage profile and focusing on attractive organic and strategic growth through commodity price cycles. Through the extremely low commodity prices that prevailed through most of 2020, we achieved positive Levered Free Cash Flow by protecting prices with oil hedges, reducing costs across the organization, and cutting initially planned capital expenditures. “Levered Free Cash Flow” is a non-GAAP financial measure defined as Adjusted EBITDA less capital expenditures, interest expense and dividends. “Adjusted EBITDA” is also a non-GAAP financial measure defined as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and other unusual, out-of-period and infrequent items. These supplemental non-GAAP financial measures are used by management and external users of our financial statements. Please see “Non-GAAP Financial Measures and Reconciliations” in this Proxy Statement for reconciliations of Levered Free Cash Flow and Adjusted EBITDA to net cash provided by operating activities and of Adjusted EBITDA to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP.
As part of our commitment to creating long-term value for our stockholders, we are dedicated to conducting our operations in an ethical, safe and responsible manner, to protecting the environment, and to taking care of our people and the communities in which we live and operate. We seek proactive and transparent engagement with the many forces impacting our industry and operations, including the regulatory agencies and other government representatives, in order to realize the full potential of our resources in a manner that complies with existing laws and regulations and supports environmental goals. We believe that oil and gas will remain an important part of the energy landscape going forward and our goal is to conduct our business safely and responsibly, while supporting economic stability and social equity through engagement with our stakeholders.
Like other companies, we continue to assess the effects of COVID-19 on our operations, our industry and the economy in general. 2020 was a year unlike any other as we faced numerous challenges, including the economic issues spurred by the COVID-19 pandemic and the OPEC+ created oversupply, as well as a fraught political environment. Despite these remarkably difficult and ever-evolving headwinds, Berry delivered on its commitment it made in early 2020 to all of its stakeholders that we would enter 2021 in a strong position poised for growth. In the spring of 2020, we planned for a two-year down-cycle in our industry. We immediately began to cut costs, reduce planned capital and leverage our strong hedge position in an effort to preserve cash for 2021. At year-end 2020, we had $80 million of cash in the bank and during the year we generated more than $130 million of Levered Free Cash Flow. As we begin to emerge from this unprecedented crisis, we are in an excellent position to manage our development plans for 2021 and to return capital back to our shareholders. Further, the health, safety and well-being

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of our people and the communities, in which we live and work, is paramount, and we are committed to continually being a responsible corporate citizen .
We file annual, quarterly and current reports and other documents with the SEC under the Exchange Act. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, reports and other information that we and other issuers file electronically with the SEC. We also make available free of charge through our website all reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information contained on or available through our website is not a part of or incorporated into this Proxy Statement or any other report that we may file with or furnish to the SEC.

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ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?
The Board is providing the Proxy Materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on May 19, 2021 at 10:00 A.M. CDT with log-in beginning at 9:45 A.M. CDT on that day for the purposes of considering and acting upon the matters set forth in this Proxy Statement.
If you were a Berry stockholder as of the close of business on March 22, 2021, the record date for the Annual Meeting, you are entitled to notice of, to attend and to vote during the Annual Meeting. The Proxy Materials includes information that Berry is required to provide you under the SEC rules and is designed to assist you in voting your shares.
Due to health and safety concerns from the coronavirus (COVID-19) outbreak and the increasingly severe protocols that federal, state and local governments have imposed, we have adopted a virtual format for our Annual Meeting. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/BRY2021, where you will be able to vote electronically and submit questions. In order to attend and vote during the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/BRY2021 no later than 5:00 P.M. EDT on May 18, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions during the meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email.
Why is this Annual Meeting virtual only?
 We continue to closely monitor developments with the COVID-19 pandemic and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. In light of the ongoing concerns and out of an abundance of caution, we will be conducting the Annual Meeting by remote communication only. The health and well-being of our employees and stockholders remains our top priority. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions ahead of and during the virtual Annual Meeting through an online portal by visiting www.virtualshareholdermeeting.com/BRY2021. In order to attend and vote during the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/BRY2021 no later than 5:00 P.M. EDT on May 18, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions during the meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. Even though our meeting is being held virtually, stockholders will still have the ability to participate in, hear, and ask questions during our Annual Meeting.
What is the purpose of the meeting?
The purpose of the meeting is to vote on the following matters:
1.    To elect the six director nominees named in this Proxy Statement to serve until the 2022 Annual Meeting or until the earlier of such director's death, resignation, retirement, disqualification or removal; and
2.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
We will also transact such other business, and consider and take action as appropriate on such other matters, that may properly come before the Annual Meeting.

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As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described in this Proxy Matters during the Annual Meeting and is unaware of any other business or matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
How does the Board recommend I vote?
The Board recommends that you vote:
•     “FOR” each of the six director nominees (Proposal No. 1); and
•     “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2).
If any other matters are properly brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion. The Company knows of no other matters to be submitted to stockholders during the Annual Meeting.
How do I vote?
You can vote before or during the Annual Meeting:

How to Vote
Online	www.proxyvote.com (Must vote by 11:59 P.M. ET on May 18, 2021)
Call Toll-Free	1-800-690-6903 (Must vote by 11:59 P.M. ET on May 18, 2021)
By Mail	Follow the instructions on your proxy card we have provided you
Vote During the Annual Meeting
Go to www.virtualshareholdermeeting.com/BRY2021
If you are a beneficial holder, the pre-registration process will instruct you on how to access a legal proxy if you want to be able to vote during the Annual Meeting. To attend the Annual Meeting you must register on the same website by 5:00 P.M. EDT on May 18, 2021.

Am I entitled to vote during the Annual Meeting?
Stockholders of record at the close of business on Monday, March 22, 2021, the record date for the Annual Meeting, are entitled to receive notice of, attend and vote during the Annual Meeting.
As of the close of business on March 22, 2021, there were 80,471,022 outstanding shares of common stock entitled to vote during the Annual Meeting, with each share of common stock entitling the holder of record on such date to one vote. Our stockholders do not have cumulative voting rights. If you are a beneficial holder, the pre-registration process will instruct you on how to access a legal proxy if you want to be able to vote during the Annual Meeting.
Can I attend the Annual Meeting?
Only stockholders as of the record date for the Annual Meeting or their proxy holders may attend the Annual Meeting. A list of the stockholders of record entitled to attend and vote at the Annual Meeting will be available during the virtual Annual Meeting, and for 10 business days prior to the meeting, by sending a request by email at StakeholderEngagement@bry.com.

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If you are considered the “beneficial owner” of shares held in “street name,” your broker, bank or nominee will provide you with a statement of your stock ownership as of the record date.
What is the difference between holding shares as a “stockholder of record” and holding shares as a “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares (sometimes referred to as holding shares in “street name”), which means that they hold their shares through a broker, bank or other nominee rather than directly in their own name with our transfer agent, American Stock Transfer & Trust Company (“AST”). If you are considered the “beneficial owner” of shares held in “street name,” the proxy materials will be forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from that firm. The availability of Internet voting in advance of the Annual Meeting will depend on the voting process of the broker or nominee.
If your shares are registered directly in your name with our transfer agent, AST, you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, by returning a proxy card by mail (if you have received paper copies of our proxy materials), or by voting during the virtual Annual Meeting.
What is a “broker non-vote”?
If you are a beneficial owner of your shares, you will receive material from your broker, bank or other nominee asking how you want to vote and informing you of the procedures to follow in order for you to vote your shares. If your nominee does not receive voting instructions from you, the nominee may vote only on proposals that are considered “routine” matters under applicable rules and may not vote on proposals that are considered to address “non-routine” matters. A nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” For a description of the effect of broker non-votes on each proposal to be made during the Annual Meeting, see “What vote is required to approve each proposal?” below. Proposal No. 2, relating to the ratification of our independent registered public accounting firm is considered routine for the purposes of this rule and Proposal No. 1, election of directors, is a non-routine matter.
How do proxies work?
The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares during the Annual Meeting in the manner you direct. We will vote your shares as you specify. You may vote for, or withhold your vote from, one or more of the director nominees. You may also vote for, against, or abstain from voting on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
The manner in which your shares may be voted depends on how your shares are held:
•If you are the stockholder of record, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization via the Internet or (if you have received paper copies of our proxy materials) by returning a proxy card by mail. In these circumstances, if you do not vote by proxy or in person online during the virtual Annual Meeting, your shares will not be voted.
•If you hold shares through a broker, bank or other nominee, you will receive material from that institution asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, but cannot

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vote your shares on any other matters being considered during the Annual Meeting, including the election of directors.
What are my voting rights as a stockholder?
Stockholders are entitled to one vote for each share of our common stock that they own as of March 22, 2021, the record date for the Annual Meeting.
Can I revoke or change my vote?
If you are a stockholder of record, you may revoke your proxy before it is voted by:
•Signing and returning a new proxy card with a later date that is received by our Corporate Secretary no later than the closing of the polls during the Annual Meeting;
•Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•Voting during the virtual Annual Meeting. Attending the meeting will not automatically result in revocation of your proxy.
If you own your shares beneficially, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
What constitutes a quorum?
Stockholders representing a majority of the voting power of all of the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for all purposes. Abstentions and broker non-votes will be counted towards a quorum.
At the close of business on March 22, 2021, the Record Date for the Annual Meeting, there were 80,471,022 shares of our common stock outstanding and entitled to vote.
What vote is required to approve each proposal?
Proposal No. 1—Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast in the election of directors during the 2021 Annual Meeting. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes are not taken into account in determining the outcome of the election of directors. Any nominee who receives a greater number of “withhold” votes with respect to his or her election than votes “for” his or her election shall, within five (5) business days following the certification of the stockholder vote, offer his or her written resignation to the Chair of the Nominating and Governance Committee, for consideration by the Nominating and Governance Committee.
Proposal No. 2—Ratification of our independent registered public accounting firm. Approval of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Brokers will have discretionary authority to vote on this proposal, and abstentions will have no effect on the outcome of this proposal.
Do I have appraisal rights in connection with the proposals?
No action is proposed during the 2021 Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

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Who can help answer my questions?
If you need assistance with the proxy voting process and you are a stockholder of record, please contact AST Shareholder Services at (800) 937-5449 or (718) 921-8124. If your shares are held in “street name,” please contact the broker, bank or other nominee that holds your shares.
If you have any questions about the Proxy Materials or the Annual Meeting, please contact Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 or by email at StakeholderEngagement@bry.com or by phone at (661) 616-3811.

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OTHER INFORMATION
Stockholder Proposals for the 2022 Annual Meeting of Stockholders
Any stockholder interested in submitting a proposal for presentation at the 2022 Annual Meeting of Stockholders and that wishes to have the proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials for that meeting, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 6, 2021 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials. Proposals should be directed to: Berry Corporation (bry), Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248.
Any proposal or nomination of a director that a stockholder wishes to propose for consideration at the 2021 Annual Meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Article I, Section 1 of our bylaws, and must be delivered to our Corporate Secretary (Berry Corporation (bry), Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248) not less than 90 nor more than 120 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. In the case of the 2022 Annual Meeting of stockholders, the notice must be delivered between December 6, 2021 and January 5, 2022. However, our bylaws also provide that if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which we first publicly announce the date of such meeting. All such proposals must be an appropriate subject for stockholder action under applicable law and must otherwise comply with our bylaws.
In each case, if a stockholder does not also comply with the requirements of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with the best judgment of the proxies designated by the Board on any such stockholder proposal or nomination.
Notice of Internet Availability of Proxy Materials
The SEC allows companies to choose the method for delivery of Proxy Materials to stockholders. We have elected to use the Internet as the primary means of furnishing Proxy Materials to stockholders, rather than sending a full set of the Proxy Materials in the mail. Utilizing this method of delivery expedites receipt of Proxy Materials by our stockholders and lowers the environmental impact and the costs of the Annual Meeting.
On or around April 5, 2021, we expect to commence delivery of a “Notice of Internet Availability of Proxy Materials” to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote during the Annual Meeting. On or before that date, the Proxy Materials will be posted on our website at www.bry.com and www.proxyvote.com, together with information about how to vote and attend the virtual Annual Meeting.
The Notice of Internet Availability of Proxy Materials contains instructions on how to request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you chose to receive proxy materials by e-mail last year, you will receive proxy materials by e-mail this year and until you terminate your election.
Upon request, we will deliver, free of charge, paper copies of the Proxy Materials by mail to those stockholders entitled to notice of and to vote during the Annual Meeting. Requests for printed copies should be directed to Berry

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Corporation, Attention Corporate Secretary, 16000 N. Dallas Parkway, Dallas, Texas 75248 or email StakeholderEngagement@bry.com.
Householding
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports or a notice of availability of such materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or a single notice of availability of such materials to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies.
Both the Company and some of our intermediaries may be householding the Proxy Materials for this Annual Meeting and/or the “Notice of Internet Availability of Proxy Materials.” Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of the Proxy Materials, please send a request to Berry Corporation, Attention Corporate Secretary, 16000 N. Dallas Parkway, Dallas, Texas 75248, call (661) 616-3811 or email StakeholderEngagement@bry.com and we will promptly deliver a separate copy of each of these documents to you, free of charge.
If you hold your shares through an intermediary that is householding and you want to receive separate copies of the Proxy Materials or any Notice of Internet Availability of Proxy Materials as applicable, in the future, you should contact your bank, broker or other nominee record holder.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by our officers, directors and regular employees. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.
List of Stockholders of Record
In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Dallas, Texas, a list of the stockholders of record entitled to attend and vote during the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting and during the Annual Meeting. Please be aware that due to the ongoing restrictions and public health and safety concerns from the novel coronavirus (COVID-19) outbreak, we have limited access to our corporate offices. If you want to inspect the stockholder list, please contact the Company’s General Counsel and Corporate Secretary at StakeholderEngagement@bry.com.

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NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Adjusted EBITDA and Levered Free Cash Flow
Levered Free Cash Flow is not a measure of cash flow and Adjusted EBITDA is not a measure of net income or cash flow, in all cases, as determined by GAAP. Adjusted EBITDA and Levered Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.
We define Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and other unusual, out-of-period and infrequent items. We define Levered Free Cash Flow as Adjusted EBITDA less capital expenditures, interest expense and dividends.
Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community. The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure. Levered Free Cash Flow is used by management as a primary metric to plan capital allocation to sustain production levels and for internal growth opportunities, as well as hedging needs. It also serves as a measure for assessing our financial performance and our ability to generate excess cash from operations to service debt and pay dividends.
While Adjusted EBITDA and Levered Free Cash Flow are non-GAAP measures, the amounts included in the calculation of Adjusted EBITDA and Levered Free Cash Flow were computed in accordance with GAAP. These measures are provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Our computations of Adjusted EBITDA and Levered Free Cash Flow may not be comparable to other similarly titled measures used by other companies. Adjusted EBITDA and Levered Free Cash Flow should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.
The following tables present reconciliations of the non-GAAP financial measures Adjusted EBITDA and Levered Free Cash Flow to the GAAP financial measures of net income (loss) and net cash provided or used by operating activities, as applicable, for each of the periods indicated.

Table of Content

Year Ended
December 31, 2020
(in thousands)
Adjusted EBITDA reconciliation to net income (loss):
Net loss	$(262,895)
Add (Subtract):
Interest expense	34,295
Income tax benefit	(7,218)
Depreciation, depletion, and amortization	139,180
Impairment of oil and gas properties	289,085
Gains on derivatives	(116,746)
Net cash received for scheduled derivative settlements	142,292
Other operating expenses	5,781
Stock compensation expense	14,630
Non-recurring costs	6,026
Adjusted EBITDA	$244,430

Year Ended
December 31, 2020
(in thousands)
Adjusted EBITDA reconciliation to net cash provided by operating activities and Levered Free Cash Flow calculation:
Net cash provided by operating activities	$196,529
Add (Subtract):
Cash interest payments	29,962
Cash income tax payments	222
Non-recurring costs	6,026
Other changes in operating assets and liabilities	11,691
Adjusted EBITDA	$244,430
Subtract:
Capital expenditures - accrual basis(1)	(69,120)
Interest expense	(34,295)
Cash dividends declared	(9,564)
Levered Free Cash Flow(2)	$131,451
__________
(1) Capital expenditures on an accrual basis excludes capitalized overhead and interest and acquisitions. Also excluded is asset retirement spending of $18.1 million for the year ended December 31, 2020.
(2) Levered Free Cash Flow includes cash received for scheduled derivative settlements of $142 million for the year ended December 31, 2020.